================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Sonic Automotive, Inc.
             (Exact name of registrant as specified in its charter)
        See "Table of Additional Registration" on the following page for information relating to the subsidiaries of Sonic
          Automotive, Inc. ("Sonic") that may guarantee obligations of
               Sonic on the debt securities registered hereunder.

                  Delaware                            56-2010790
     (State or other jurisdiction of
      incorporation or organization)    (I.R.S. Employer Identification No.)

                5401 East Independence Boulevard, P. 0. Box 18747
                      Charlotte, North Carolina 28212-5401
                            Telephone: (704) 532-3320
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Stephen K. Coss, Esq.
                       Vice President and General Counsel
                5401 East Independence Boulevard, P. 0. Box 18747
                      Charlotte, North Carolina 28212-5401
                            Telephone: (704) 532-3320
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                             Brian T. Atkinson, Esq.
                            Thomas H. O'Donnell, Esq.
                             Moore & Van Allen PLLC
                       100 North Tryon Street, Suite 4700
                      Charlotte, North Carolina 28202-4003
                            Telephone: (704) 331-1000

                                   ----------

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the
                    registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                        Proposed       Maximum
Title of Each Class of     Amount       Maximum       Aggregate        Amount of
   Securities to Be         To Be     Offering Per     Offering       Registration
    Registered (1)       Registered       Unit          Price             Fee
------------------------------------------------------------------------------------
Debt securities
Preferred stock
Class A common stock
Warrants
Guarantees (2)
                         ----------   ------------   ------------        -------
  Total                                              $300,000,000(3)     $27,600
                         ==========   ============   ============        =======

----------
(1) Certain information as to each class of securities to be registered for sale by Sonic is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale an indeterminate dollar amount of debt securities, preferred stock, common stock and warrants. In addition, these securities may be issued upon conversion or redemption, or upon the exercise of debt securities, preferred stock or warrants, as applicable.

(2) We are registering the guarantees of the obligations of Sonic under the debt securities that may be provided by the subsidiaries named in the "Table of Additional Registrants" beginning on the following page. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

(3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Sonic are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

                                                                              State of         IRS Employer
Subsidiary                                                                  Organization          ID No.
----------                                                                 --------------      -------------
Arngar, Inc..........................................................      North Carolina      56-1063712
Autobahn, Inc........................................................      California          94-3124481
Avalon Ford, Inc.....................................................      Delaware            93-3560286
Capitol Chevrolet and Imports, Inc...................................      Alabama             63-1204447
Cobb Pontiac Cadillac, Inc...........................................      Alabama             63-1012553
FA Service Corporation...............................................      California          94-3285891
FAA Auto Factory, Inc................................................      California          94-3285893
FAA Beverly Hills, Inc...............................................      California          95-4673054
FAA Capitol F, Inc...................................................      California          94-3350030
FAA Capitol N, Inc...................................................      California          94-3279958
FAA Concord H, Inc...................................................      California          94-3264558
FAA Concord N, Inc...................................................      California          94-3266151
FAA Concord T, Inc...................................................      California          94-1730939
FAA Dublin N, Inc....................................................      California          94-3267515
FAA Dublin VWD, Inc..................................................      California          94-3267514
FAA Holding Corp.....................................................      California          94-3338764
FAA Las Vegas H, Inc.................................................      Nevada              94-3330754
FAA Marin D, Inc.....................................................      California          94-3320521
FAA Marin F, Inc.....................................................      California          95-4746388
FAA Marin LR, Inc....................................................      California          94-3345066
FAA Poway D, Inc.....................................................      California          94-3264557
FAA Poway G, Inc.....................................................      California          33-0792049
FAA Poway H, Inc.....................................................      California          94-3265895
FAA Poway T, Inc.....................................................      California          94-3266152
FAA San Bruno, Inc...................................................      California          94-3264556
FAA Santa Monica V, Inc..............................................      California          95-4746387
FAA Serramonte, Inc..................................................      California          94-3264554
FAA Serramonte H, Inc................................................      California          94-3293588
FAA Serramonte L, Inc................................................      California          94-3264555
FAA Stevens Creek, Inc...............................................      California          94-3264553
FAA Torrance CPJ, Inc................................................      California          98-4746385
FirstAmerica Automotive, Inc.........................................      Delaware            88-0206732
Fort Mill Ford, Inc..................................................      South Carolina      62-1289609
Franciscan Motors, Inc...............................................      California          77-0112132
Freedom Ford, Inc....................................................      Florida             59-2214873
Frontier Oldsmobile-Cadillac, Inc....................................      North Carolina      56-1621461
HMC Finance Alabama, Inc.............................................      Alabama             56-2198417
Kramer Motors Incorporated...........................................      California          95-2092777
L Dealership Group, Inc..............................................      Texas               94-1719069
Marcus David Corporation.............................................      North Carolina      56-1708384
Massey Cadillac, Inc.................................................      Tennessee           62-1434905
Massey Cadillac, Inc.................................................      Texas               75-2651186
Philpott Motors, Ltd.................................................      Texas               76-0608365
Riverside Nissan, Inc................................................      Oklahoma            73-1079837
Royal Motor Company, Inc.............................................      Alabama             63-1012554
Santa Clara Imported Cars, Inc.......................................      California          94-1705756
Smart Nissan, Inc....................................................      California          94-3256136
Sonic Automotive-Bondesen, Inc.......................................      Florida             59-3552436

                                                                              State of         IRS Employer
Subsidiary                                                                  Organization          ID No.
----------                                                                 --------------      -------------
Sonic Automotive of Chattanooga, LLC.................................      Tennessee           62-1708471
Sonic Automotive-Clearwater, Inc.....................................      Florida             59-3501017
Sonic Automotive Collision Center of Clearwater, Inc.................      Florida             59-3501024
Sonic Automotive F&I, LLC............................................      Nevada              88-0444271
Sonic Automotive of Georgia, Inc.....................................      Georgia             58-2399219
Sonic Automotive of Nashville, LLC...................................      Tennessee           62-1708481
Sonic Automotive of Nevada, Inc......................................      Nevada              88-0378636
Sonic Automotive Servicing Company, LLC..............................      Nevada              88-0443690
Sonic Automotive of Tennessee, Inc...................................      Tennessee           62-1710960
Sonic Automotive of Texas, L.P.......................................      Texas               76-0586658
Sonic Automotive West, LLC...........................................      Nevada              88-0444344
Sonic Automotive-1307 N. Dixie Hwy., NSB, Inc........................      Florida             59-3523302
Sonic Automotive-1400 Automall Drive, Columbus, Inc..................      Ohio                31-1604259
Sonic Automotive-1455 Automall Drive, Columbus, Inc..................      Ohio                31-1604276
Sonic Automotive-1495 Automall Drive, Columbus, Inc..................      Ohio                31-1604281
Sonic Automotive-1500 Automall Drive, Columbus, Inc..................      Ohio                31-1604285
Sonic Automotive-1720 Mason Ave., DB, Inc............................      Florida             59-3523303
Sonic Automotive-1720 Mason Ave., DB, LLC............................      Florida             57-1072509
Sonic Automotive-1919 N. Dixie Hwy., NSB, Inc........................      Florida             59-3523301
Sonic Automotive-21699 U.S. Hwy 19 N., Inc...........................      Florida             59-3501021
Sonic Automotive-241 Ridgewood Ave., HH, Inc.........................      Florida             59-3523304
Sonic Automotive 2424 Laurens Rd., Greenville, Inc...................      South Carolina      58-2384994
Sonic Automotive-2490 South Lee Highway, LLC.........................      Tennessee           62-1708486
Sonic Automotive 2752 Laurens Rd., Greenville, Inc...................      South Carolina      58-2384996
Sonic Automotive-3401 N. Main, TX, L.P...............................      Texas               76-0586794
Sonic Automotive-3700 West Broad Street, Columbus, Inc...............      Ohio                31-1604296
Sonic Automotive-3741 S. Nova Rd., PO, Inc...........................      Florida             59-3532504
Sonic Automotive-4000 West Broad Street, Columbus, Inc...............      Ohio                31-1604301
Sonic Automotive-4701 I-10 East, TX, L.P.............................      Texas               76-0586659
Sonic Automotive-5221 I-10 East, TX, L.P.............................      Texas               76-0586795
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC................      Georgia             62-1716095
Sonic Automotive-5585 Peachtree Industrial Blvd., LLC................      Georgia             58-2459799
Sonic Automotive-6008 N. Dale Mabry, FL, Inc.........................      Florida             59-3535965
Sonic Automotive-6025 International Drive, LLC.......................      Tennessee           62-1708490
Sonic Automotive-9103 E. Independence, NC, LLC.......................      North Carolina      56-2103562
Sonic - 2185 Chapman Rd., Chattanooga, LLC...........................      Tennessee           56-2126660
Sonic - Bethany H, Inc...............................................      Oklahoma            73-1620712
Sonic - Buena Park H, Inc............................................      California          33-0978079
Sonic - Cadillac D, L.P..............................................      Texas               Not Available
Sonic - Camp Ford, L.P...............................................      Texas               76-0613472
Sonic - Capital Chevrolet, Inc.......................................      Ohio                31-0743366
Sonic - Capitol Cadillac, Inc........................................      Michigan            38-3642334
Sonic - Carrollton V, L.P............................................      Texas               75-2896744
Sonic - Carson F, Inc................................................      California          75-2989450
Sonic - Carson LM, Inc...............................................      California          73-1626525
Sonic - Classic Dodge, Inc...........................................      Alabama             56-2139902
Sonic - Coast Cadillac, Inc..........................................      California          95-4711579
Sonic - Crest Cadillac, LLC..........................................      Tennessee           62-1708483
Sonic - Crest H, LLC.................................................      Tennessee           62-1708487
Sonic - Development, LLC.............................................      North Carolina      56-2140030
Sonic - Downey Cadillac, Inc.........................................      California          73-1626782
Sonic - Englewood M, Inc.............................................      Colorado            73-1627281
Sonic eStore, Inc....................................................      North Carolina      69-0002322
Sonic - Fort Mill Chrysler Jeep, Inc.................................      South Carolina      56-2044964
Sonic - Fort Mill Dodge, Inc.........................................      South Carolina      58-2285505
Sonic - FM Automotive, LLC...........................................      Florida             59-3535971

                                                                              State of         IRS Employer
Subsidiary                                                                  Organization          ID No.
----------                                                                 --------------      -------------
Sonic - FM , Inc.....................................................      Florida             65-0938819
Sonic - FM VW, Inc...................................................      Florida             65-0938821
Sonic - Fort Worth T, L.P............................................      Texas               75-2897202
Sonic - Freeland, Inc................................................      Florida             65-0938812
Sonic - Global Imports, L.P..........................................      Georgia             58-2436174
Sonic - Glover, Inc..................................................      Oklahoma            74-2936323
Sonic - Harbor City H, Inc...........................................      California          95-4876347
Sonic - Houston V, L.P...............................................      Texas               76-0684038
Sonic - Integrity Dodge LV, LLC......................................      Nevada              88-0430677
Sonic - Lake Norman Chrysler Jeep, LLC...............................      North Carolina      56-2044997
Sonic - Lake Norman Dodge, LLC.......................................      North Carolina      56-2044965
Sonic - Las Vegas C East, LLC........................................      Nevada              88-0470273
Sonic - Las Vegas C West, LLC........................................      Nevada              88-0470284
Sonic - Lloyd Nissan, Inc............................................      Florida             59-3560057
Sonic - Lloyd Pontiac-Cadillac, Inc..................................      Florida             59-3560058
Sonic - Lone Tree Cadillac, Inc......................................      Colorado            75-2994986
Sonic - LS Chevrolet, LLC............................................      Delaware            Not Available
Sonic - LS, L.P......................................................      Texas               76-0594652
Sonic - Lute Riley, L.P..............................................      Texas               75-2812871
Sonic - Manhattan Fairfax, Inc.......................................      Virginia            52-2173072
Sonic - Manhattan Waldorf, Inc.......................................      Maryland            52-2172032
Sonic - Massey Cadillac, L.P.........................................      Texas               46-0465823
Sonic - Massey Chevrolet, Inc........................................      California          73-1626792
Sonic - Massey Pontiac Buick GMC, Inc................................      Colorado            71-0868348
Sonic - Montgomery FLM, Inc..........................................      Alabama             56-2169250
Sonic - Newsome Chevrolet World, Inc.................................      South Carolina      57-1077344
Sonic - Newsome of Florence, Inc.....................................      South Carolina      57-1077343
Sonic - North Cadillac, Inc..........................................      Florida             65-0938818
Sonic - North Charleston, Inc........................................      South Carolina      58-2460639
Sonic - North Charleston Dodge, Inc..................................      South Carolina      58-2479700
Sonic Peachtree Industrial Blvd., L.P................................      Georgia             56-2089761
Sonic - Plymouth Cadillac, Inc.......................................      Michigan            30-0040929
Sonic - Reading, L.P.................................................      Texas               76-0605765
Sonic Resources, Inc.................................................      Nevada              Not Available
Sonic - Richardson F, L.P............................................      Texas               75-2901775
Sonic - Riverside, Inc...............................................      Oklahoma            73-1574888
Sonic - Riverside Auto Factory, Inc..................................      Oklahoma            73-1591124
Sonic - Rockville Imports, Inc.......................................      Maryland            52-2172034
Sonic - Rockville Motors, Inc........................................      Maryland            52-2172033
Sonic - Sam White Nissan, L.P........................................      Texas               76-0597722
Sonic - Sanford Cadillac, Inc........................................      Florida             01-0595473
Sonic - Shottenkirk, Inc.............................................      Florida             56-3575773
Sonic - Stevens Creek B, Inc.........................................      California          94-2261540
Sonic - Superior Oldsmobile, LLC.....................................      Tennessee           56-2122487
Sonic of Texas, Inc..................................................      Texas               76-0586661
Sonic - University Park A, L.P.......................................      Texas               75-2963437
Sonic - Volvo LV, LLC................................................      Nevada              88-0437180
Sonic - West Covina T, Inc...........................................      California          95-4876089
Sonic - West Reno Chevrolet, Inc.....................................      Oklahoma            73-1618268
Sonic - Williams Buick, Inc..........................................      Alabama             63-1213085
Sonic - Williams Cadillac, Inc.......................................      Alabama             63-1213084
Sonic - Williams Imports, Inc........................................      Alabama             63-1213083
Sonic - Williams Motors, LLC.........................................      Alabama             63-1213161
Speedway Chevrolet, Inc..............................................      Oklahoma            73-1590233
SRE Alabama - 2, LLC.................................................      Alabama             56-2202484
SRE Alabama - 3, LLC.................................................      Alabama             56-2206042

                                                                              State of         IRS Employer
Subsidiary                                                                  Organization          ID No.
----------                                                                 --------------      -------------
SRE California - 1, LLC..............................................      California          Not Available
SRE California - 2, LLC..............................................      California          Not Available
SRE California - 3, LLC..............................................      California          Not Available
SRE California - 4, LLC..............................................      California          Not Available
SRE California - 5, LLC..............................................      California          Not Available
SRE California - 6, LLC..............................................      California          Not Available
SrealEstate Arizona - 1, LLC.........................................      Arizona             86-0996112
SrealEstate Arizona - 2, LLC.........................................      Arizona             88-0468215
SrealEstate Arizona - 3, LLC.........................................      Arizona             88-0468217
SrealEstate Arizona - 4, LLC.........................................      Arizona             88-0468213
SRE Florida - 1, LLC.................................................      Florida             58-2560889
SRE Florida - 2, LLC.................................................      Florida             58-2560900
SRE Florida - 3, LLC.................................................      Florida             58-2560868
SRE Georgia - 1, L.P.................................................      Georgia             58-2560891
SRE Georgia - 2, L.P.................................................      Georgia             58-2555514
SRE Georgia - 3, L.P.................................................      Georgia             58-2554985
SRE Holding, LLC.....................................................      North Carolina      56-2198745
SRE Michigan - 1, LLC................................................      Michigan            Not Available
SRE Michigan - 2, LLC................................................      Michigan            Not Available
SRE Michigan - 3, LLC................................................      Michigan            Not Available
SRE Nevada - 1, LLC..................................................      Nevada              88-0468209
SRE Nevada - 2, LLC..................................................      Nevada              88-0465280
SRE Nevada - 3, LLC..................................................      Nevada              88-0465279
SRE Nevada - 4, LLC..................................................      Nevada              Not Available
SRE Nevada - 5, LLC..................................................      Nevada              Not Available
SRE South Carolina - 2, LLC..........................................      South Carolina      58-2560892
SRE South Carolina - 3, LLC..........................................      South Carolina      Not Available
SRE South Carolina - 4, LLC..........................................      South Carolina      Not Available
SRE Tennessee - 1, LLC...............................................      Tennessee           56-2200186
SRE Tennessee - 2, LLC...............................................      Tennessee           56-2202429
SRE Tennessee - 3, LLC...............................................      Tennessee           56-2202479
SRE Texas - 1, L.P...................................................      Texas               74-2962385
SRE Texas - 2, L.P...................................................      Texas               74-2963860
SRE Texas - 3, L.P...................................................      Texas               74-2963859
SRE Texas - 4, L.P...................................................      Texas               Not Available
SRE Texas - 5, L.P...................................................      Texas               Not Available
SRE Texas - 6, L.P...................................................      Texas               Not Available
SRE Texas - 7, L.P...................................................      Texas               Not Available
SRE Texas - 8, L.P...................................................      Texas               Not Available
SRE Virginia - 1, LLC................................................      Virginia            52-2252370
Stevens Creek Cadillac, Inc..........................................      California          77-0093380
Town and Country Ford, Incorporated..................................      North Carolina      56-0887416
Town and Country Ford of Cleveland, LLC..............................      Tennessee           62-1708484
Town and Country Jaguar, LLC.........................................      Tennessee           62-1708491
Transcar Leasing, Inc................................................      California          94-2713550
Village Imported Cars, Inc...........................................      Maryland            52-0896186
Windward, Inc........................................................      Hawaii              94-2659042

     The primary standard industrial classification of all of the additional registrants is 5511. The principal executive offices of all of the additional registrants is 5401 East Independence Boulevard, Charlotte, North Carolina 28212. There telephone number is (704) 532-3320.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
 SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE
  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR WILL THERE BE ANY SALE OF
   THESE SECURITIES IN ANY STATE WHERE THE OFFER, SOLICITATION OR SALE IS NOT
                                   PERMITTED.

                   SUBJECT TO COMPLETION DATED APRIL 19, 2002

                                   PROSPECTUS

                             SONIC AUTOMOTIVE, INC.

                        Debt Securities, Preferred Stock,
                        Class A Common Stock, Warrants to
                         Purchase Class A Common Stock,
                          Guarantees of Debt Securities

Through this prospectus, we may periodically offer and sell:

     .    our debt securities;

     .    shares of our preferred stock;

     .    shares of our Class A common stock;

     .    warrants to purchase our Class A common stock; and

     .    guarantees by our subsidiaries of our debt securities.

     The offering price of all securities we issue under this prospectus may not exceed $300,000,000. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities. You should read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

     Our Class A common stock trades on the New York Stock Exchange under the symbol "SAH." We will list any shares of our Class A common stock we sell under this prospectus on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement will disclose the exchange or market on which such securities will be listed or quoted. The last sale price of our Class A common stock on the New York Stock Exchange on April 18, 2002 was $34.42 per share. You are urged to obtain current market data.

     Investing in our securities involves risks that are described under the heading "Risk Factors" beginning on page 1 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    This prospectus is dated       , 2002.

                                TABLE OF CONTENTS
                                                                            Page
About this Prospectus.........................................................i
Where you can find more information about Sonic..............................ii
Cautionary Notice Regarding Forward-Looking Statements.......................ii
The Company...................................................................1
Risk Factors..................................................................1
Use of Proceeds..............................................................18
Ratios of Earnings to Fixed Charges..........................................18
Description of Debt Securities...............................................18
Description of Capital Stock.................................................27
Description of Warrants......................................................32
Certain Manufacturer Restrictions............................................33
Plan of Distribution.........................................................34
Legal Matters................................................................35
Experts......................................................................35

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information About Sonic." Except as otherwise indicated, all references in this prospectus to the "Company," "we," "us,", "our," or "Sonic" mean Sonic Automotive, Inc. and its subsidiaries.

                                   ----------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so, or
(3) to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus is based on information provided by us and other sources that we believe are reliable. However, we cannot assure you that the information is accurate or complete. For example, in preparing estimates of market share and industry data, we utilized third party sources when possible, but cannot verify some of the estimates through independent sources.

     You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Company's securities.

     You should base your decision to invest in the Company's securities solely on information contained in this prospectus, related prospectus supplement and information incorporated by reference herein and therein.

     No representation or warranty, express or implied, is made as to the accuracy or completeness of the information set forth herein, and nothing contained in this prospectus is, or shall be relied upon as, a promise or representation, whether as to the past or the future.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports and information relate to our business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission's Public Reference Room in Washington, D.C. by calling the Commission at l-800-SEC-0330. Copies may be obtained from the Commission by paying the required fees. The Commission maintains an internet web site that contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the Commission. The Commission's web site is http://www.sec.gov. Information that we file with the Commission may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we decide to terminate this offering earlier:

          (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (excluding Exhibit 99.1 to such report);

          (2)  Our definitive proxy statement dated April 1, 2002;

          (3)  Our Current Report on Form 8-K dated January 15, 2002;

          (4)  Our Current Report on Form 8-K dated April 15, 2002, and

          (5) The description of our Class A common stock contained in our Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Exchange Act.

     We will provide upon request a free copy of any or all of the documents incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference) to anyone who receives this prospectus. Written or telephone requests should be directed to Mr. Todd Atenhan, Director of Investor Relations, P.O. Box 18747, Charlotte, North Carolina 28218, Telephone (888) 766-4218.

     This prospectus is a part of our Registration Statement on Form S-3 filed with the Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the Commission at any of the locations listed above.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains numerous "forward-looking statements" within the meaning of the Private Litigation Securities Reform Act of 1995. These forward looking statements address our future objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance, and can generally be identified by words such as "may," "will," "should," "believe," "expect," "anticipate," "intend,"

"plan," "foresee," and other similar words or phrases. Specific events addressed by these forward looking statements include, but are not limited to:

     .    future acquisitions;

     .    industry trends;

     . general economic trends, including employment rates and consumer confidence levels;

     .    vehicle sales rates and same store sales growth;

     .    our financing plans; and

     .    our business and growth strategies.

     These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward looking statements. Factors which may cause actual results to differ materially from our projections include those risks described elsewhere in this report under the heading "Risk Factors," as well as:

     . our ability to generate sufficient cash flows or obtain additional financing to support acquisitions, capital expenditures and general operating activities;

     . the reputation and financial condition of vehicle manufacturers whose brands we represent, and their ability to design, manufacture, deliver and market their vehicles successfully;

     . our relationships with manufacturers which may affect our ability to complete additional acquisitions;

     . changes in laws and regulations governing the operation of automobile franchises, accounting standards, taxation requirements and environmental laws;

     . general economic conditions in the markets in which we operate, including fluctuations in interest rates, employment levels, and the level of consumer spending;

     . high competition in the automotive retailing industry which not only creates pricing pressures on the products and services we offer, but on businesses we seek to acquire; and

     . our ability to successfully integrate recent and potential future acquisitions.

                                   THE COMPANY

     Sonic is the second largest automotive retailer in the United States, as measured by total revenue, operating dealerships and collision repair centers in several metropolitan areas of the Southeast, Southwest, Midwest and California. We sell new and used cars, light trucks and replacement parts and provide vehicle maintenance, warranty, paint and repair services. We also arrange related extended warranty and financing and insurance for our automotive customers.

     Our Class A common stock is traded on the New York Stock Exchange under the trading symbol "SAH." Our principal executive offices are located at 5401 East Independence Boulevard, Charlotte, North Carolina 28212, Telephone (704) 532-3320. We were incorporated in Delaware in 1997.

                                  RISK FACTORS

     The risk factors described below are not necessarily exhaustive, and you are encouraged to perform your own investigation with respect to the securities being offered and the Company.

Our significant indebtedness could materially adversely affect our financial health and prevent us from fulfilling our financial obligations.

     As of December 31, 2001, our total outstanding indebtedness was approximately $1,102.4 million, including the following:

     . $299.2 million under a revolving credit agreement (the "Revolving Facility") with Ford Motor Credit Company ("Ford Motor Credit"), Chrysler Financial Company, LLC ("Chrysler Financial") and Toyota Motor Credit Corporation ("Toyota Credit") with a borrowing limit of $600 million, subject to a borrowing base calculated on the basis of our receivables, inventory and equipment and a pledge of certain additional collateral by an affiliate of Sonic;

     . $377.2 million under a standardized secured inventory floor plan facility (the "Ford Floor Plan Facility") with Ford Motor Credit;

     . $142.6 million under a standardized secured floor plan facility (the "Chrysler Floor Plan Facility") with Chrysler Financial;

     . $16.4 million under a standardized secured floor plan facility (the "Toyota Floor Plan Facility") with Toyota Credit;

     . $51.7 million under a standardized secured floor plan facility (the "GMAC Floor Plan Facility" and together with the Ford Floor Plan Facility, the Toyota Floor Plan Facility and the Chrysler Floor Plan Facility, the "Floor Plan Facilities") with General Motors Acceptance Corporation ("GMAC");

     . $195.7 million in 11% Senior Subordinated Notes due 2008 representing $200.0 million in aggregate principal amount less unamortized discount of approximately $4.3 million; and

     . $19.6 million of other secured debt, including $13.3 million under a revolving real estate acquisition and new dealership construction line of credit (the "Construction Loan") and a related mortgage refinancing facility (the "Permanent Loan" and together with the Construction Loan, the "Mortgage Facility") with Ford Motor Credit.

     As of December 31, 2001, we had approximately $156.8 million available for additional borrowings under the Revolving Facility, based on a borrowing base calculated on the basis of our receivables, inventory and equipment and certain additional collateral pledged by an affiliate of Sonic. We also had approximately $86.7 million available for additional borrowings under the Mortgage Facility for real estate acquisitions and new dealership construction. We also have significant additional capacity under the Floor Plan Facilities. In addition, the indentures relating to our senior subordinated notes and other debt instruments allow us to incur additional indebtedness, including secured indebtedness.

     The degree to which we are leveraged could have important consequences to the holders of our securities, including the following:

     . our ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future;

     . a substantial portion of our current cash flow from operations must be dedicated to the payment of principal and interest on our senior subordinated notes, borrowings under the Revolving Facility and the Floor Plan Facilities and other indebtedness, thereby reducing the funds available to us for our operations and other purposes;

     . some of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of increasing interest rates;

     . the indebtedness outstanding under our credit facilities is secured by a pledge of substantially all the assets of our dealerships; and

     . we may be substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changing market conditions and regulations.

     In addition, our debt agreements contain numerous covenants that limit our discretion with respect to business matters, including mergers or acquisitions, paying dividends, incurring additional debt, making capital expenditures or disposing of assets.

Our future operating results depend on our ability to integrate acquisitions into our operations.

     Our future operating results depend on our ability to integrate the operations of our recently acquired dealerships, as well as dealerships we acquire in the future, with our existing operations. In particular, we need to integrate our systems, procedures and structures, which can be difficult. Our growth strategy has focused on the pursuit of strategic acquisitions that either expand or complement our business. We acquired 72 dealerships in 1999, 11 in 2000, 12 in 2001 and 22 to date in 2002.

     We cannot assure you that we will effectively and profitably integrate the operations of these dealerships without substantial costs, delays or operational or financial problems, due to:

     . the difficulties of managing operations located in geographic areas where we have not previously operated;

     . the management time and attention required to integrate and manage newly acquired dealerships;

     .    the difficulties of assimilating and retaining employees; and

     .    the challenges of keeping customers.

     These factors could have a material adverse effect on our financial condition and results of operations.

Risks associated with acquisitions may hinder our ability to increase revenues and earnings.

     The automobile retailing industry is considered a mature industry in which minimal growth is expected in industry unit sales. Accordingly, our future growth depends in large part on our ability to acquire additional dealerships, as well as on our ability to manage expansion, control costs in our operations and consolidate both past and future dealership acquisitions into existing operations. In pursuing a strategy of acquiring other dealerships, we face risks commonly encountered with growth through acquisitions. These risks include, but are not limited to:

     . incurring significantly higher capital expenditures and operating expenses;

     . failing to assimilate the operations and personnel of the acquired dealerships;

     .    entering new markets with which we are unfamiliar;

     .    potential undiscovered liabilities at acquired dealerships;

     .    disrupting our ongoing business;

     .    diverting our limited management resources;

     .    failing to maintain uniform standards, controls and policies;

     . impairing relationships with employees, manufacturers and customers as a result of changes in management;

     . causing increased expenses for accounting and computer systems, as well as integration difficulties; and

     . failure to obtain a manufacturer's consent to the acquisition of one or more of its dealership franchises.

     We may not adequately anticipate all of the demands that our growth will impose on our systems, procedures and structures, including our financial and reporting control systems, data processing systems and management structure. If we cannot adequately anticipate and respond to these demands, our business could be materially harmed.

     Failure to retain qualified management personnel at any acquired dealership may increase the risk associated with integrating the acquired dealership.

     Installing new computer systems has disrupted existing operations in the past as management and salespersons adjust to new technologies. We cannot assure you that we will overcome these risks or any other problems encountered with either our past or future acquisitions.

Automobile manufacturers exercise significant control over our operations and we are dependent on them to operate our business.

     Each of our dealerships operates pursuant to a franchise agreement with the applicable automobile manufacturer or manufacturer authorized distributor. We are significantly dependent on our relationships with these manufacturers. Without a franchise agreement, we cannot obtain new vehicles from a manufacturer.

     Vehicles manufactured by the following manufacturers accounted for the indicated approximate percentage of our new vehicle revenue for the year ended December 31, 2001:

                                      Percentage of Historical New
                                      Vehicle Revenues for the
                                      Year Ended
                     Manufacturer     December 31, 2001
                     ------------     -----------------
                     Ford             18.6%
                     Honda            13.0%
                     General Motors   12.2%
                     Toyota           11.3%
                     BMW              10.7%
                     Chrysler          8.3%
                     Lexus             5.3%
                     Nissan            5.3%

     No other manufacturer accounted for more than 5% of our new vehicle sales during 2001. A significant decline in the sale of Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan or Lexus new vehicles could have a material adverse effect on our revenue and profitability.

     Manufacturers exercise a great degree of control over the operations of our dealerships. Each of our franchise agreements provides for termination or non-renewal for a variety of causes, including any unapproved change of ownership or management and other material breaches of the franchise agreements.

     Manufacturers may also have a right of first refusal if we seek to sell dealerships. We believe that we will be able to renew at expiration all of our existing franchise agreements, other than our Oldsmobile and Plymouth franchise agreements. DaimlerChrysler phased out the Plymouth division effective October 1, 2001 and General Motors is in the process of phasing out the Oldsmobile division. Neither of these actions will materially affect us.

     . We cannot assure you that any of our existing franchise agreements will be renewed or that the terms and conditions of such renewals will be favorable to us.

     . If a manufacturer is allowed under state franchise laws to terminate or decline to renew one or more of our significant franchise agreements, this action could have a material adverse effect on our results of operations.

     . Actions taken by manufacturers to exploit their superior bargaining position in negotiating the terms of renewals of franchise agreements or otherwise could also have a material adverse effect on our results of operations.

     . Manufacturers allocate their vehicles among dealerships generally based on the sales history of each dealership. Consequently, we also depend on the manufacturers to provide us with a desirable mix of popular new vehicles. These popular vehicles produce the highest profit margins and tend to be the most difficult to obtain from the manufacturers.

     . Our dealerships depend on the manufacturers for certain sales incentives, warranties and other programs that are intended to promote and support dealership new vehicle sales. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of a manufacturer's incentive programs may materially adversely affect our profitability. Some of these programs include:

          .    customer rebates on new vehicles;

          .    dealer incentives on new vehicles;

          .    special financing or leasing terms;

          .    warranties on new and used vehicles; and

          . sponsorship of used vehicle sales by authorized new vehicle dealers.

Adverse conditions affecting one or more manufacturers may negatively impact our profitability.

     The success of each of our dealerships depends to a great extent on the manufacturers':

     .    financial condition;

     .    marketing;

     .    vehicle design;

     .    production capabilities;

     .    management; and

     .    labor relations.

     Nissan, Chrysler and Volvo have had significant difficulty in the U.S. market in the recent past. If any of our manufacturers, particularly Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan, or Lexus were unable to design, manufacture, deliver and market their vehicles successfully, the manufacturer's reputation and our ability to sell the manufacturer's vehicles could be adversely affected.

     Events such as strikes and other labor actions by unions, or negative publicity concerning a particular manufacturer or vehicle model, may materially and adversely affect our results of operations. Similarly, the delivery of vehicles from manufacturers later than scheduled, which may occur particularly during periods when new products are being introduced, can reduce our sales. Although we have attempted to lessen our dependence on any one manufacturer by establishing dealer relationships with a number of different domestic and foreign automobile manufacturers, adverse conditions affecting manufacturers, Ford, Honda, Chrysler, General Motors, BMW, Toyota, Nissan or Lexus in particular, could have a material adverse effect on our results of operations. In the event of a strike, we may need to purchase inventory from other automobile dealers at prices higher than we would be required to pay to the affected manufacturer in order to carry an adequate level and mix of inventory. Consequently, strikes or other adverse labor actions could materially adversely affect our profitability.

Manufacturer stock ownership/issuance restrictions limit our ability to issue additional equity to meet our financing needs.

     Standard automobile franchise agreements prohibit transfers of any ownership interests of a dealership and its parent and, therefore, often do not by their terms accommodate public trading of the capital stock of a dealership or its parent. Our manufacturers have agreed to permit trading in Sonic's Class A common stock. A number of manufacturers impose restrictions on the transferability of the Class A common stock.

     . Honda may force the sale of our Honda or Acura franchises if (1) an automobile manufacturer or distributor acquires securities having 5% or more of the voting power of Sonic's securities, (2) an individual or entity that has either a felony criminal record or a criminal record relating solely to dealings with an automobile manufacturer, distributor or dealership acquires securities having 5% or more of the voting power of Sonic's securities or (3) any individual or entity acquires securities having 20% or more of the voting power of Sonic's securities and Honda reasonably deems such acquisition to be detrimental to Honda's interests in any material respect.

     . Ford may cause us to sell or resign from one or more of our Ford, Lincoln or Mercury franchises if any person or entity (other than O. Bruton Smith and any entity controlled by him) acquires or has a binding agreement to acquire securities having 50% or more of the voting power of Sonic's securities.

     . General Motors and Infiniti may force the sale of their respective franchises if 20% of more of Sonic's voting securities are similarly acquired.

     . Toyota may force the sale of one or more of Sonic's Toyota or Lexus dealerships if (1) an automobile manufacturer or distributor acquires securities, or the right to vote securities by proxy or voting agreement, having more than 5% of the voting power of Sonic's securities, (2) any individual or entity acquires securities, or the right to vote securities by proxy or voting agreement, having more than 20% of the voting power of Sonic's securities, (3) there is a material change in the composition of Sonic's Board of Directors that Toyota reasonably concludes will be materially incompatible with Toyota's interests or will have an adverse effect on Toyota's reputation or brands in the marketplace or the performance of Sonic or its Toyota and Lexus dealerships, (4) there occurs an extraordinary transaction whereby Sonic's stockholders immediately prior to such transaction own in the aggregate securities having less than a majority of the voting power of Sonic or the successor entity, or (5) any individual or entity acquires control of Sonic, Sonic Financial Corporation or any Toyota or Lexus dealership owned by Sonic.

     . Chrysler requires prior approval of any future sales that would result in a change in voting or managerial control of Sonic.

     . Mercedes requires 60 days advance notice to approve any acquisition of 20% or more of Sonic's voting securities.

     . Volkswagen has approved the sale of no more than 25% of the voting control of Sonic, and any future changes in ownership or transfers among Sonic's current stockholders that could affect the voting or managerial control of Sonic's Volkswagen franchise subsidiaries requires the prior approval of Volkswagen.

Other manufacturers may impose similar or more limiting restrictions.

     Our lending arrangements also require that holders of Sonic's Class B common stock maintain voting control over Sonic. We are unable to prevent our stockholders from transferring shares of our common stock, including transfers by holders of the Class B common stock. If such transfer results in a change in control of Sonic, it could result in the termination or non-renewal of one or more of our franchise agreements and a default under our credit arrangements. Moreover, these issuance limitations may impede our ability to raise capital through additional equity offerings or to issue our stock as consideration for future acquisitions.

Manufacturers' restrictions on acquisitions could limit our future growth.

     We are required to obtain the consent of the applicable manufacturer before the acquisition of any additional dealership franchises. We cannot assure you that manufacturers will grant such approvals, although the denial of such approval may be subject to certain state franchise laws.

     Obtaining manufacturer consent for acquisitions could also take a significant amount of time. Obtaining manufacturer approval for our completed acquisitions has taken approximately three to five months. We believe that manufacturer approvals of subsequent acquisitions from manufacturers with which we have previously completed applications and agreements may take less time, although we cannot provide you with assurances to that effect. In addition, under an applicable franchise agreement or under state law, a manufacturer may have a right of first refusal to acquire a dealership in the event we seek to acquire that dealership franchise.

     If we experience delays in obtaining, or fail to obtain, manufacturer approvals for dealership acquisitions, our growth strategy could be materially adversely affected. In determining whether to approve an acquisition, the manufacturers may consider many factors, including:

     .    our management's moral character;

     .    the business experience of the post-acquisition dealership management;

     .    our financial condition;

     .    our ownership structure; and

     .    manufacturer-determined consumer satisfaction index scores.

     In addition, a manufacturer may seek to limit the number of its dealerships that we may own, our national market share of that manufacturer's products or the number of dealerships we may own in a particular geographic area. These restrictions may not be enforceable under state franchise laws.

     . Our framework agreement with Ford places the following restrictions on our ability to acquire Ford or Lincoln Mercury dealerships:

          . We may not acquire additional Ford or Lincoln Mercury dealerships unless we continue to satisfy Ford's requirement that 80% of our Ford dealerships meet Ford's performance criteria. Beyond that, we may not make an acquisition that would result in our owning Ford or Lincoln Mercury dealerships with sales exceeding 5% of the total Ford or total Lincoln Mercury retail sales of new vehicles in the United States for the preceding calendar year.

          . We may not acquire additional Ford or Lincoln Mercury dealerships in a particular state if such an acquisition would result in our owning Ford or Lincoln Mercury dealerships with sales exceeding 5% of the total Ford or total Lincoln Mercury retail sales of new vehicles in that state for the preceding calendar year.

          . We may not acquire additional Ford dealerships in a Ford-defined market area if such an acquisition would result in our owning more than one Ford dealership in a market having a total of three or less Ford dealerships or owning more than 25% of the Ford dealerships in a market having a total of four or more Ford dealerships. An identical market area restriction applies for Lincoln Mercury dealerships.

     . Our framework agreement with Toyota limits the number of Toyota and Lexus dealerships that we may own on a national level, in each Toyota-defined geographic region or distributor area, and in each Toyota or Lexus-defined metropolitan market. Nationally, the limitations on Toyota dealerships owned by us are for specified time periods and are based on specified percentages of total Toyota unit sales in the United States. In Toyota-defined geographic regions or distributor areas, the limitations on Toyota dealerships owned by us are specified by the applicable Toyota regional limitations policy or distributor's policy in effect at such time. In Toyota-defined metropolitan markets, the limitations on Toyota dealerships owned by us are based on Toyota's metro markets limitation policy then in effect, which currently provides a limitation based on the total number of Toyota dealerships in the particular market. For Lexus, we may own no more than one Lexus dealership in any one Lexus-defined metropolitan market and no more than three Lexus dealerships nationally.

     . Our framework agreement with Honda limits the number of Honda and Acura dealerships that we may own on a national level, in each Honda and Acura-defined geographic zone, and in each Honda-defined metropolitan market. Nationally, the limitations on Honda dealerships owned by us are based on specified percentages of total Honda unit sales in the United States. In Honda-defined geographic zones, the limitations on Honda dealerships owned by us are based on specified percentages of total Honda unit sales in each of 10 Honda-defined geographic zones. In Honda-defined metropolitan markets, the limitations on Honda dealerships owned by us are specified numbers of dealerships in each market, which numerical limits vary based mainly on the total number of Honda dealerships in a particular market. For Acura, we may own no more than (A) two Acura dealerships in a Honda-defined metropolitan market, (B) three Acura dealerships in any one of six Honda-defined geographic zones and (C) five Acura dealerships nationally. Honda also prohibits ownership of contiguous dealerships.

     . Mercedes restricts any company from owning Mercedes dealerships with sales of more than 3% of total sales of Mercedes vehicles in the U.S. during the previous calendar year.

     . General Motors currently limits the maximum number of General Motors dealerships that we may acquire to 50% of the General Motors dealerships, by brand line, in a General Motors-defined geographic market area having multiple General Motors dealers.

     . Subaru limits us to no more than two Subaru dealerships within certain designated market areas, four Subaru dealerships within its Mid-America region and 12 dealerships within Subaru's entire area of distribution.

     . BMW currently prohibits publicly held companies from owning BMW dealerships representing more than 10% of all BMW sales in the U.S. or more than 50% of BMW dealerships in a given metropolitan market.

     . Toyota, Honda and Mercedes also prohibit the coupling of a franchise with any other brand without their consent.

     As a condition to granting their consent to our acquisitions, a number of manufacturers required additional restrictions. These agreements principally restrict:

     . material changes in our company or extraordinary corporate transactions such as a merger, sale of a material amount of assets or change in our board of directors or management that could have a material adverse effect on the manufacturer's image or reputation or could be materially incompatible with the manufacturer's interests;

     . the removal of a dealership general manager without the consent of the manufacturer; and

     . the use of dealership facilities to sell or service new vehicles of other manufacturers.

     In addition, manufacturer consent to our acquisitions may impose conditions, such as requiring facilities improvements by us at the acquired dealership.

     If we are unable to comply with these restrictions, we generally:

     .    must sell the assets of the dealerships to the manufacturer or

     .    to a third party acceptable to the manufacturer; or

     .    terminate the dealership agreements with the manufacturer.

     Other manufacturers may impose other and more stringent restrictions in connection with future acquisitions.

     As of April 18, 2002, we owned the following number of franchises for the following manufacturers:

Manufacturer   Number of Franchises   Manufacturer   Number of Franchises
------------   --------------------   ------------   --------------------

 Cadillac              23             Hyundai                4
 Honda                 14             Mitsubishi             3
 Chevrolet             14             Kia                    3
 Ford                  13             Audi                   3
 BMW                   10             Pontiac                3
 Toyota                10             Porsche                2
 Nissan                9              GMC                    2
 Chrysler              8              Infiniti               1
 Dodge                 8              Acura                  1
 Volvo                 8              Land Rover             1
 Jeep                  7              Subaru                 1
 Mercury               5              Mazda                  1
 Oldsmobile            5              Saab                   1
 Isuzu                 4              Rolls Royce            1
 Volkswagen            4              Bentley                1
 Lexus                 4              Hino                   1
 Lincoln               4              Buick                  1
 Mercedes              4


Our failure to meet a manufacturer's consumer satisfaction requirements may adversely affect our ability to acquire new dealerships and our profitability.

     Many manufacturers attempt to measure customers' satisfaction with their sales and warranty service experiences through systems which vary from manufacturer to manufacturer, but which are generally known as customer satisfaction index, or scores. These manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions. The components of CSI have been modified by various manufacturers from time to time in the past, and we cannot assure you that these components will not be further modified or replaced by different systems in the future. To date, we have not been materially adversely affected by these standards and have not been denied approval of any acquisition based on low CSI scores, except for Jaguar's refusal to approve our acquisition of a Chattanooga Jaguar franchise in 1997. However, we cannot assure you that we will be able to comply with these standards in the future. A manufacturer may refuse to consent to an acquisition of one of its franchises if it determines our dealerships do not comply with the manufacturer's CSI standards. This could materially adversely affect our acquisition strategy. In addition, we receive payments from the manufacturers based, in part, on CSI scores, which could be materially adversely affected if our CSI scores decline.

There are limitations on our financial resources available for acquisitions.

     We intend to finance our acquisitions with cash generated from operations, through issuances of our stock or debt securities and through borrowings under credit arrangements.

     . We cannot assure you that we will be able to obtain additional financing by issuing stock or debt securities.

     . Using cash to complete acquisitions could substantially limit our operating or financial flexibility.

     If we are unable to obtain financing on acceptable terms, we may be required to reduce the scope of our presently anticipated expansion, which could materially adversely affect our growth strategy.

     We estimate that as of December 31, 2001, we had approximately $156.8 million available for additional borrowings under the Revolving Facility, based on a borrowing base calculated on the basis of our receivables, inventory and equipment and a pledge of certain additional collateral by an affiliate of Sonic (which borrowing base was $456.0 million of the $600.0 million facility at December 31, 2001).

     In addition, we are dependent to a significant extent on our ability to finance our inventory with "floor plan financing." Floor plan financing is how a dealership finances its purchase of new vehicles from a manufacturer. The dealership borrows money to buy a particular vehicle from the manufacturer and pays off the loan when it sells that particular vehicle, paying interest during this period. We must obtain new floor plan financing or obtain consents to assume existing floor plan financing in connection with our acquisition of dealerships.

     Substantially all the assets of our dealerships are pledged to secure our floor plan indebtedness and the indebtedness under the Revolving Facility. In addition, substantially all the real property and assets of our subsidiaries that are constructing new dealerships are pledged under our Mortgage Facility with Ford Motor Credit. These pledges may impede our ability to borrow from other sources.

     Finally, because Ford Motor Credit is associated with Ford, any deterioration of our relationship with one could adversely affect our relationship with the other. The same is true of our relationships with Chrysler and Chrysler Financial, GM and GMAC, and Toyota and Toyota Credit.

Although O. Bruton Smith, our Chairman and Chief Executive Officer, has previously facilitated our acquisition financing, we cannot assure you that he will be willing or able to assist in our financing needs in the future.

     Mr. Smith initially guaranteed obligations under the Revolving Facility. Such obligations were further secured with a pledge of shares of common stock of Speedway Motorsports, Inc. ("SMI") owned by Sonic Financial Corporation ("SFC"), a corporation controlled by Mr. Smith having an estimated value at the time of the pledge of approximately $50.0 million (the "Revolving Pledge"). When the Revolving Facility's borrowing limit was increased to $75.0 million in 1997, Mr. Smith's personal guarantee of Sonic's obligations under the Revolving Facility was released, although the Revolving Pledge remained in place. Mr. Smith was also required by Ford Motor Credit to lend $5.5 million (the "Subordinated Smith Loan") to Sonic to increase our capitalization because the net proceeds from our November 1997 initial public offering were significantly less than expected. In August 1998, Ford Motor Credit released the Revolving Pledge. In November 1999, Ford Motor Credit further increased the borrowing limit under the Revolving Facility to $350.0 million subject to a borrowing base calculated on the basis of our receivables, inventory and equipment and a continuing pledge by SFC of five million shares of SMI common stock. Presently, the borrowing limit of the Revolving Facility is $600.0 million, subject to a similar borrowing base, including SFC's continuing pledge of SMI stock.

     Before our acquisition of FirstAmerica Automotive, Inc. ("FirstAmerica") Mr. Smith guaranteed the obligations of FirstAmerica under FirstAmerica's new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit on this credit facility was approximately $138 million. Mr. Smith had guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of five million shares of SMI common stock owned by SFC. We assumed FirstAmerica's obligations to Ford Motor Credit under our Revolving Facility when we acquired FirstAmerica. Mr. Smith's secured guarantee in favor of Ford Motor Credit guaranteed a portion of our obligations under the Revolving Facility until August 2000. After August 2000, Mr. Smith did not provide a guarantee in favor of the Revolving Facility lenders, but SFC continues to pledge SMI stock as collateral. We cannot assure you that Mr. Smith will be willing or able to provide similar guarantees or credit support in the future to facilitate Sonic's future acquisitions.

Automobile retailing is a mature industry with limited growth potential in new vehicle sales, and our acquisition strategy will affect our revenues and earnings.

     The United States automobile dealership industry is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. As a consequence, growth in our revenues and earnings is likely to be significantly affected by our success in acquiring and integrating dealerships and the pace and size of such acquisitions.

High competition in automobile retailing reduces our profit margins on vehicle sales. Further, the use of the Internet in the car purchasing process could materially adversely affect us.

     Automobile retailing is a highly competitive business. Our competition includes:

     . Franchised automobile dealerships selling the same or similar makes of new and used vehicles that we offer in our markets and sometimes at lower prices than we offer. Some of these dealer competitors may be larger and have greater financial and marketing resources than we do;

     .    Other franchised dealers;

     .    Private market buyers and sellers of used vehicles;

     .    Used vehicle dealers;

     . Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

     .    Service center chain stores; and

     .    Independent service and repair shops.

     Our financing and insurance ("F&I") business and other related businesses, which have higher margins than sales of new and used vehicles, are subject to strong competition from various financial institutions and other third parties. This competition is increasing as these products are now being marketed and sold over the Internet.

     Gross profit margins on sales of new vehicles have been generally declining since 1986. We do not have any cost advantage in purchasing new vehicles from manufacturers, due to economies of scale or otherwise. We typically rely on advertising, merchandising, sales expertise, service reputation and dealership location to sell new vehicles. The following factors could have a significant impact on our business:

     . The Internet has become a significant part of the sales process in our industry. Customers are using the Internet to compare pricing for cars and related F&I services, which may further reduce margins for new and used cars and profits for related F&I services. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, our business could be materially adversely affected. In addition, other franchise groups have aligned themselves with Internet car sellers or are spending significant sums on developing their own Internet capabilities, which could materially adversely affect our business.

     . Our revenues and profitability could be materially adversely affected should manufacturers decide to enter the retail market directly.

     . The increased popularity of short-term vehicle leasing also has resulted, as these leases expire, in a large increase in the number of late model vehicles available in the market, which puts added pressure on new and used vehicle margins.

     . Some of our competitors may be capable of operating on smaller gross margins than we are, and the on-line auto brokers have been operating at a loss.

     . As we seek to acquire dealerships in new markets, we may face increasingly significant competition as we strive to gain market share through acquisitions or otherwise. This competition includes other large dealer groups and dealer groups that have publicly traded equity.

     Our franchise agreements do not grant us the exclusive right to sell a manufacturer's product within a given geographic area. Our revenues or profitability could be materially adversely affected if any of our manufacturers award franchises to others in the same markets where we operate, although certain state franchise laws may limit such activities by the manufacturers. A similar adverse effect could occur if existing competing franchised dealers increase their market share in our markets. Our gross margins may decline over time as we expand into markets where we do not have a leading position. These and other competitive pressures could materially adversely affect our results of operations.

The cyclical and local nature of automobile sales may adversely affect our profitability.

     The automobile industry is cyclical and historically has experienced periodic downturns characterized by oversupply and weak demand. Many factors affect the industry, including general economic conditions and consumer confidence, fuel prices, the level of discretionary personal income, unemployment rates, interest rates and credit availability. We are in the midst of an industry and general economic slowdown that could materially adversely effect our business.

     Local economic, competitive and other conditions also affect the performance of dealerships. We intend to pursue acquisitions outside of these markets, but our operational focus is on our current markets. As a result, our current results of operations depend substantially on general economic conditions and consumer spending habits in the Southeast and Northern California and, to a lesser extent, the Houston and Columbus markets. Sales in our Northern California market represented 20% of our sales for the year ended December 31, 2001. Our results of operations also depend on other factors, such as tax rates and state and local regulations specific to the states in which we currently operate. Sonic may not be able to expand geographically and any such expansion may not adequately insulate it from the adverse effects of local or regional economic conditions.

We can offer you no assurances that we will be able to continue executing our acquisition strategy without the costs of future acquisitions escalating.

     Although there are many potential acquisition candidates that fit our acquisition criteria, we cannot assure you that we will be able to consummate any such transactions in the future or identify those candidates that would result in the most successful combinations, or that future acquisitions will be able to be consummated at acceptable prices and terms. In addition, increased competition for acquisition candidates could result in fewer acquisition opportunities for us and higher acquisition prices. The magnitude, timing, pricing and nature of future acquisitions will depend upon various factors, including:

     .    the availability of suitable acquisition candidates;

     .    competition with other dealer groups for suitable acquisitions;

     ,    the negotiation of acceptable terms;

     .    our financial capabilities;

     .    our stock price;

     . the availability of skilled employees to manage the acquired companies; and

     .    general economic and business conditions.

     We may be required to file applications and obtain clearances under applicable federal antitrust laws before completing an acquisition. These regulatory requirements may restrict or delay our acquisitions, and may increase the cost of completing acquisitions.

The operating and financial condition of acquired businesses cannot be determined accurately until we assume control.

     Although we conduct what we believe to be a prudent level of investigation regarding the operating and financial condition of the businesses we purchase, in light of the circumstances of each transaction, an unavoidable level of risk remains regarding the actual operating condition of these businesses. Similarly, many of the dealerships are acquired, including our interest acquisitions, do not have financial statements audited or prepared in accordance with generally accepted accounting principles. As a result, we may not have an accurate understanding of the historical financial condition and performance of our acquired entities. Until we actually assume operating control of such business assets and their operations, we may not be able to ascertain the actual value or understand the potential liabilities of the acquired entities.

Potential conflicts of interest between Sonic and its officers could adversely affect our future performance.

     O. Bruton Smith serves as the chairman and chief executive officer of Speedway Motorsports, Inc. ("SMI"). Accordingly, Sonic competes with SMI for the management time of Mr. Smith.

     Sonic has in the past and will likely in the future enter into transactions with Mr. Smith, entities controlled by Mr. Smith or other affiliates of Sonic. We believe that all of our existing arrangements with affiliates are as favorable to us as if the arrangements were negotiated between unaffiliated parties, although the majority of such transactions have neither been independently verified in that regard nor are likely to be so verified in the future. Potential conflicts of interest could arise in the future between Sonic and its officers or directors in the enforcement, amendment or termination of arrangements existing between them.

     Under Delaware law generally, a corporate insider is precluded from acting on a business opportunity in his individual capacity if that opportunity is

     (1)  one which the corporation is financially able to undertake,

     (2)  is in the line of the corporation's business,

     (3)  is of practical advantage to the corporation, and

     (4) is one in which the corporation has an interest or reasonable expectancy.

     Accordingly, our corporate insiders are generally prohibited from engaging in new dealership-related business opportunities outside of Sonic unless a majority of Sonic's disinterested directors decide that such opportunities are not in our best interest.

     Sonic's charter contains provisions providing that transactions between Sonic and its affiliates must be no less favorable to Sonic than would be available in similar transactions with an unrelated third party. Moreover, any such transactions involving aggregate payments in excess of $500,000 must be approved by a majority of Sonic's directors and a majority of Sonic's independent directors. If not so approved, Sonic must obtain an opinion as to the financial fairness of the transaction to be issued by an investment banking or appraisal firm of national standing. In addition, the terms of the Revolving Facility and Sonic's existing senior subordinated notes restrict transactions with affiliates in a manner similar to Sonic's charter restrictions.

The loss of key personnel and limited management and personnel resources could adversely affect our operations and growth.

     Our success depends to a significant degree upon the continued contributions of Sonic's management team, particularly its senior management, and service and sales personnel. Additionally, manufacturer franchise agreements may require the prior approval of the applicable manufacturer before any change is made in franchise general managers. We do not have employment agreements with most of our dealership managers and other key dealership personnel. Consequently, the loss of the services of one or more of these key employees could have a material adverse effect on our results of operations.

     In addition, as we expand we may need to hire additional managers. The market for qualified employees in the industry and in the regions in which we operate, particularly for general managers and sales and service personnel, is highly competitive and may subject us to increased labor costs during periods of low unemployment. The loss of the services of key employees or the inability to attract additional qualified managers could have a material adverse effect on our results of operations. In addition, the lack of qualified management or employees employed by potential acquisition candidates may limit our ability to consummate future acquisitions.

Seasonality of the automotive retail business adversely affects first quarter revenues.

     Our business is seasonal, with a disproportionate amount of revenues received generally in the second, third and fourth fiscal quarters.

Import product restrictions and foreign trade risks may impair our ability to sell foreign vehicles profitably.

     Some of the vehicles and major components of vehicles we sell are manufactured in foreign countries. Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent upon general economic conditions in, and political relations with, a number of foreign countries, particularly Germany, Japan and Sweden. Fluctuations in currency exchange rates may also adversely affect our sales of vehicles produced by foreign manufacturers. Imports into the United States may also be adversely affected by increased transportation costs and tariffs, quotas or duties.

We are subject to numerous legal and administrative proceedings.

     In 2001, the Florida Attorney General's Office issued subpoenas to two of our wholly-owned dealership subsidiaries located in Florida. The subpoenas requested, among other things, documentation from the dealerships regarding transactions with customers in the months of January 1999 and June 2000. In subsequent discussions, the Attorney General's office informed each of these dealership subsidiaries that it was investigating allegations of fraud against customers by those dealerships in the sale of finance and insurance products. In addition, in April 2002, the Florida Department of Insurance informed the same two dealership subsidiaries that it had also initiated an investigation into allegations similar to those underlying the Florida Attorney General's investigation. Our two dealership subsidiaries are cooperating with this investigation. To date, there have been no formal charges or administrative proceedings filed against either dealership subsidiary by the Attorney General or the Department of Insurance. Additionally, five private civil actions have been filed against one of the dealership subsidiaries and one private civil action has been filed against the other dealership subsidiary stating allegations similar to those underlying the Florida Attorney General's investigation. Two of the civil actions purport to represent a class of customers as potential plaintiffs, although no motion for class certification has been filed or granted to date.

     We intend to vigorously defend ourselves and assert available defenses with respect to each of the foregoing matters, and we do not believe that the ultimate resolution of these matters will have a material adverse affect on our business, results of operations, financial condition, cash flows or prospects. However, because the investigations by the Florida Attorney General's office and Florida Department of Insurance are continuing and have not resulted in formal charges to date, and because the civil actions are also in the early stages of litigation, we cannot assure you as to the outcomes of such proceedings.

     In addition, we are involved, and expect to continue to be involved, in numerous other legal proceedings arising out of the conduct of our business, including litigation with customers, employment related lawsuits and actions brought by governmental authorities. We do not believe that the ultimate resolution of these matters will have a material adverse affect on our business, results of operations, financial condition, cash flows or prospects. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters, including the matters specifically discussed above, could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Governmental regulation and environmental regulation compliance costs may adversely affect our profitability.

     We are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, retail financing and consumer protection laws and regulations, and federal and state environmental, health and safety, wage-hour, anti-discrimination, and other employment practices laws and regulations. The violation of these laws and regulations can result in administrative, civil or criminal penalties against us or in a cease and desist order against our operations if we are not in compliance. Our future acquisitions may also be subject to regulation, including antitrust reviews. We believe that we comply in all material respects with all laws and regulations applicable to our business, but future regulations may be more stringent and require us to incur significant additional costs.

     Our facilities and operations are also subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground and aboveground storage tanks, the use, storage, treatment, transportation, release, recycling and disposal of solid and hazardous materials and wastes and the cleanup of contaminated property or water. We may be required by these laws to pay the full amount of the costs of investigation and/or remediation of contaminated properties, even if we are not at fault for disposal of the materials or if such disposal was legal at the time. People who may be found liable under these laws and regulations include the present or former owner or operator of a contaminated property and companies that generated, transported, disposed of or arranged for the transportation or disposal of hazardous substances found at the property.

     Our past and present business operations are subject to environmental laws and regulations governing the use, storage, handling, recycling and disposal of hazardous or toxic substances such as new and waste motor oil, oil filters, transmission fluid, antifreeze, freon, new and waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. We are also subject to laws and regulations relating to underground storage tanks that exist or used to exist at many of our properties. Like many of our competitors, we have incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations. In addition, soil and groundwater contamination exists at certain of our properties. We cannot assure you that our other properties have not been or will not become similarly contaminated. In addition, we could become subject to potentially material new or unforeseen environmental costs or liabilities because of our acquisitions.

     Environmental laws and regulations, including those governing air emissions and underground storage tanks, could require compliance with new or more stringent standards that are imposed in the future. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Consequently, we may be required to make substantial expenditures in the future.

Concentration of voting power and anti-takeover provisions of our charter, Delaware law and our dealer agreements may reduce the likelihood of any potential change of control of Sonic.

     Sonic's common stock is divided into two classes with different voting rights. This dual class stock ownership allows the present holders of the Class B common stock to control Sonic. Holders of Class A common stock have one vote per share on all matters. Holders of Class B common stock have 10 votes per share on all matters, except that they have only one vote per share on any transaction proposed by the Board of Directors or a Class B common stockholder or otherwise benefiting the Class B common stockholders constituting a:

     (1)  "going private" transaction;

     (2)  disposition of substantially all of our assets;

     (3)  transfer resulting in a change in the nature of our business; or

     (4) merger or consolidation in which current holders of common stock would own less than 50% of the common stock following such transaction.

     The holders of Class B common stock currently hold less than a majority of Sonic's outstanding common stock, but a majority of Sonic's voting power. This may prevent or discourage a change of control of Sonic even if such action were favored by holders of Class A common stock.

     Sonic's charter and bylaws make it more difficult for its stockholders to take corporate actions at stockholders' meetings. In addition, options under our 1997 Stock Option Plan become immediately exercisable on a change in control. Also, Delaware law makes it difficult for stockholders who have recently acquired a large interest in a company to consummate a business transaction with the company against its directors' wishes. Finally, restrictions imposed by our dealer agreements may impede or prevent any potential takeover bid. Generally, our franchise agreements allow the manufacturers the right to terminate the agreements upon a change of control of our company and impose restrictions upon the transferability of any significant percentage of our stock to any one person or entity who may be unqualified, as defined by the manufacturer, to own one of its dealerships. The inability of a person or entity to qualify with one or more of our manufacturers may prevent or seriously impede a potential takeover bid. These agreements, corporate documents and laws, as well as provisions of our lending arrangements creating an event of default on a change in control, may have the effect of delaying or preventing a change in control or preventing stockholders from realizing a premium on the sale of their shares upon an acquisition of Sonic.

New accounting pronouncements could affect future earnings.

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 141: Business Combinations. SFAS 141 prohibits the pooling-of-interests method of accounting and requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. In addition, SFAS 141 provides additional guidance regarding the measurement and recognition of goodwill and other acquired intangible assets. The provisions of this standard became effective beginning July 1, 2001. For acquisitions after this date, we are required to classify certain intangible assets, such as franchise rights granted from automobile manufacturers, as intangible assets apart from goodwill. We are still in the process of obtaining data necessary to complete the allocation of the purchase price of our recent acquisitions, including the calculation of any franchise rights, if any, we may need to recognize.

     In June 2001, the FASB also issued SFAS 142: Goodwill and Other Intangible Assets. Among other things, SFAS 142 no longer permits the amortization of goodwill, but requires that the carrying amount of goodwill be reviewed and reduced against operations if it is found to be impaired. This review must be performed on at least an annual basis (with an initial review within six months of adopting the new standard), but must also be performed upon the occurrence of an event or circumstance that indicates a possible reduction in value. SFAS 142 does require the amortization of intangible assets other than goodwill over their useful economic lives, unless the useful economic life is determined to be indefinite. Intangible assets determined to have a finite life are required to be reviewed for impairment in accordance with SFAS 144: Accounting for Impairment or Disposal of Long-Lived Assets. Intangible assets that are determined to have an indefinite economic life are not amortized and must be reviewed for impairment in accordance with the terms of SFAS 142. The provisions of SFAS 142 become effective for us beginning January 1, 2002; however, goodwill and other intangible assets determined to have an indefinite useful life acquired in business combinations completed after June 30, 2001 have not been amortized. The initial review for impairment must be completed by June 30, 2002. We are in the process of completing that analysis and have not yet determined its full impact on our consolidated financial statements.

     The cumulative gross goodwill balance was approximately $785.2 million at December 31, 2001 and approximately $697.8 million at December 31, 2000. Goodwill, net of accumulated amortization, represented 40.9% of total assets at December 31, 2001 and 37.4% at December 31, 2000. Net goodwill represented 142.7% of stockholders' equity at December 31, 2001 and 148.3% at December 31, 2000. Goodwill amortization expense was approximately $18.3 million for the year ending December 31, 2001 and approximately $16.8 million for the year ending December 31, 2000.

     On January 1, 2002 we adopted SFAS No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes a single accounting and disclosure model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Under the provisions of SFAS No. 144, assets and liabilities held for sale are required to be shown separately in the balance sheet. Results of operations of a component of an entity that has been disposed or is classified as held for sale are now required to be reported in discontinued operations in the statement of income. The adoption of SFAS No. 144 did not have a material impact on our consolidated financial statements.

Your right to receive payments on Debt Securities may be junior to significant amounts of our existing indebtedness, including borrowings currently outstanding under our Revolving Credit Facility, Floor Plan Facilities and Mortgage Facility. Further, the subsidiary guarantees of any Debt Securities will be junior to our subsidiary guarantors' existing indebtedness and possibly to all their future borrowings.

     All debt securities will be subordinated in right of payment to all of our existing and future senior indebtedness, including borrowings currently under our Revolving Credit Facility, Floor Plan Facilities and Mortgage Facility. Our senior indebtedness includes all debt allowed under the indenture governing any Debt Securities, except for trade payables, tax obligations and any future debt that is expressly equal with, or subordinated in right of payment to, Debt Securities. The holders of our senior debt will be entitled to be paid in full before any payment may be made on Debt Securities in any bankruptcy, liquidation, reorganization or similar proceeding. In the event of such a proceeding, holders of any Debt Securities will participate with holders of our other subordinated indebtedness in the distribution of assets remaining after all of our senior debt has been paid in full. We may not have sufficient funds to pay all of our creditors, and holders of Debt Securities may receive less, ratably, than the holders of senior debt or holders of trade payables. We may not pay principal of, or premium, if any, or interest on, any other amounts owing on any Debt Securities, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire any Debt Securities, if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms. However, those restrictions would be lifted if, in either case, the default is cured or waived, the acceleration is rescinded or the indebtedness is repaid in full.

     In addition, all payments on Debt Securities will be blocked in the event of a payment default on senior debt and may be blocked for a period of time under the governing indenture in the event of a non-payment default, unless the default has been cured or waived, any acceleration of the indebtedness has been rescinded or such indebtedness has been repaid in full.

     As of December 31, 2001, we had:

     . $587.9 million of floor plan indebtedness and $318.8 million of other indebtedness, including $299.2 million under the Revolving Credit Facility, that would have ranked senior in right of payment to any Debt Securities, all of which is secured; and

     . $200 million of indebtedness under our existing senior subordinated notes, which may be either equal or senior in right of payment to the Debt Securities.

Substantially all of our outstanding indebtedness is secured; Debt Securities may not be secured.

     Debt Securities may not be secured by any of our assets. The indebtedness under our Revolving Credit Facility, Floor Plan Facilities and Mortgage Facility is secured variously by (1) a pledge of all the equity we own in our subsidiaries and that our subsidiary holding companies own in the subsidiaries, excluding subsidiaries where the manufacturer does not permit such a pledge,
(2) guarantees by all of our subsidiaries that are, in turn, secured by a lien on all of the assets of the subsidiaries, (3) a lien on substantially all of our other assets and (4) direct liens on the real estate and other assets of our subsidiaries that own or acquire real estate. In the event of a default on any Debt Securities or our bankruptcy, liquidation or reorganization, those assets will be available to satisfy the secured obligations prior to being available to repay any Debt Securities. Accordingly, there may not be sufficient funds or other assets remaining to pay amounts due on any Debt Securities. The indenture for any Debt Securities may permit, and the indenture for our senior subordinated notes does permit, us to incur additional indebtedness, which may also be secured.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and requires Debt Security holders to return payments received from guarantors.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     .    was insolvent or rendered insolvent by reason of such incurrence;

     . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

     . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     .    it could not pay its debts as they became due.

     We can give you no assurance as to what standard a court would apply in making such a determination or that a court would agree with our conclusions that, after giving effect to a guarantee of Debt Securities, each guarantor will not be insolvent.

                                 USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the acquisition of additional automobile dealerships, additions to our working capital and capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated:

                                      1997   1998   1999   2000   2001
                                     ---------------------------------
Ratio of earnings to fixed charges     4.1    3.3    3.4    3.0    3.3

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

     We will describe the particular terms of any Debt Securities that we offer and the extent to which the general provisions below will apply to those Debt Securities in a prospectus supplement relating to those Debt Securities. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Debt Securities will be subject to all those terms, and we refer the holders of the Debt Securities to the Indenture and the Trust Indenture Act for a statement of those terms. Unless we indicate otherwise, capitalized terms have the meanings given in the applicable Indenture.

     We have summarized selected provisions of the Indenture below. The summary is not complete. The forms of the Indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to Section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular Sections or defined terms of the Indenture, such Sections or defined terms are incorporated by reference herein or therein, as applicable.

General

     The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined) as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

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

     If specified in the prospectus supplement, our subsidiaries (the "Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "----Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Guarantor.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following additional terms:

     .    the title of the Debt Securities;

     . whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, subordinated terms relating thereto;

     . whether the Guarantors will provide Subsidiary Guarantees of the Debt Securities;

     . the aggregate principal amount of the Debt Securities or any limit thereon;

     . the dates on which the principal of the Debt Securities will be payable;

     . the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

     .    the places where payments on the Debt Securities will be payable;

     . any terms upon which the Debt Securities may be redeemed at our option;

     . any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

     . the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

     . if convertible into our Class A common stock or any of our other securities, the terms on which such Debt Securities are convertible;

     . whether the Debt Securities are secured and the terms of such security;

     .    whether the Debt Securities are defeasible;

     .    any addition to or change in the Events of Default;

     .    any addition to or change in the covenants in the applicable
          Indenture; and

     . any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     . the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

     . the applicability and effect of such provisions in the event of specified defaults with respect to any or certain Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     . the definition of Senior Indebtedness applicable to the Subordinated Debt Securities of that series.

     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Indebtedness to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default on the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "--Defeasance and Covenant Defeasance."

Conversion Rights

     The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Subsidiary Guarantees

     If specified in the prospectus supplement, the Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Guarantors.

     Subject to the limitations described below and in the prospectus supplement, the Guarantors will, jointly and severally, unconditionally guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series (the "Guaranteed Obligations"). The Guarantors will also pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor.

     In the case of Subordinated Debt Securities, a Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Indebtedness of such Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Indebtedness. No payment will be made by any Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantee will be a continuing guarantee and will:

     . remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph,

     .    be binding upon each Guarantor, and

     . inure to the benefit of and be enforceable by the applicable Trustee, the holders and their successors, transferees and assigns.

     In the event that a Guarantor ceases to be a Significant Subsidiary, whether as a result of a disposition of all of the assets or all of the capital stock of such Guarantor, by way of sale, merger, consolidation or otherwise, such Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder and no other person acquiring or owning the assets or capital stock of such Guarantor (if not otherwise a Significant Subsidiary) will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Guarantor's ceasing to be a Significant Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiple thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, begin satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

Global Securities

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

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

     Notwithstanding any provision of the applicable Indenture or any Debt Security described herein, no Global Security may be exchanged or transferred in whole or in part for Debt Securities registered in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

     .    the Depositary is unwilling or unable to continue as depositary;

     . an Event of Default has occurred and is continuing under the Debt Securities represented by the Global Security; or

     .    as otherwise provided in a prospectus supplement.

     All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section
305).

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the applicable Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Guarantors, the Trustees or our agents or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agent

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the Senior Indenture (the "Senior Trustee") in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Subordinated Trustee in the City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

Consolidation, Merger and Sale of Assets

     We may consolidate with or merge into, or sell or lease substantially all of our properties to any person only if:

     . the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     . immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     . any other conditions specified in the applicable prospectus supplement are met. (Section 801)

Events of Default

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

     . failure to pay principal or premium on any Debt Security of that series when due;

     . failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

     . failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

     . failure to perform or comply with the provisions described under " --Consolidation, Merger and Sale of Assets";

     . failure to perform any of our other covenants in the Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series) for 60 days after being given written notice by the Trustee or holders of at least 25% in principal amount of the Outstanding Debt Securities of that series;

     . default under the terms of any instrument evidencing or securing any of our Debt or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

     . the rendering of a final judgment or judgments against us or any Significant Subsidiary in an amount in excess of $20 million that remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

     . certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary Guarantor or any group of Significant Subsidiaries that together would constitute a Significant Subsidiary Guarantor; and

     . in the case of Debt Securities guaranteed by any Guarantor, the Subsidiary Guarantee of any Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Guarantor or any person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) . (Section 501)

     If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration. (Section 502)

     Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless the Holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     The Holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture unless:

     . the Holder previously gave written notice to the Trustee of an Event of Default;

     . the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

     . the Trustee fails to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 15 days after such notice, request and offer. (Section 507)

     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security (Section 508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

Amendment and Waiver

     Modifications and amendments of the Indentures may be made by us, the Guarantors and the applicable Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

     (2) reduce the principal amount of, or any premium or interest on, any Debt Security,

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

     (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof,

     (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

     (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,

     (6) in the case of Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities,

     (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Guarantor,

     (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

     (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

     (10) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, (A) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (C) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (A) or (B) above, of the amount described in such clause) . Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures, relating to defeasance and discharge of indebtedness (Section 1502) and to defeasance of certain restrictive covenants (Section 1503) applied to the Debt Securities of any series, or to any specified part of a series.

     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) we will be discharged from all our obligations, and have the subordination provisions of any Subordinated Indenture (if any) cease to be effective, with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities.

     Such defeasance or discharge may occur only if, among other things,

     (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

     (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

     (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we or any Significant Subsidiary is a party or by which we or any Significant Subsidiary is bound;

     (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of our Senior Indebtedness shall have occurred and be continuing and no other event of default with respect to any of our Senior Indebtedness shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

     (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)

     Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any), we may omit to comply with specified restrictive covenants as described in an applicable prospectus supplement and the occurrence of specified Events of Default in "--Events of Default" and any Events of Default described in an applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax

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

on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504). Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

Notices

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

Title

     We, the Guarantors, the Trustees and any agent of ours may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

     Sonic's authorized capital stock consists of (a) 100,000,000 shares of Class A common stock, $.0l par value, (b) 30,000,000 shares of Class B common stock, $.0l par value and (c) 3,000,000 shares of preferred stock, $.l0 par value. As of April 18, 2002, Sonic had 30,363,732 outstanding shares of Class A common stock, 12,029,375 outstanding shares of Class B common stock and no outstanding shares of preferred stock.

     The following summary description of Sonic's capital stock does not purport to be complete and is qualified in its entirety by reference to Sonic's Amended and Restated Certificate of Incorporation (which was filed as an exhibit to Sonic's Registration Statement on Form S-l (File No. 333-33295)), Sonic's amendment to its Amended and Restated Certificate of Incorporation (which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999), Sonic's Certificate of Designations relating to the Class A convertible preferred stock (which was filed as an exhibit to Sonic's Quarterly Report on Form l0-Q for the quarter ended March 31, 1998) and to Delaware law. Reference is made to such exhibits and to Delaware law for a detailed description of the provisions thereof summarized below.

Preferred Stock

     As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences and rights of that series, and the qualifications, limitations and restrictions of that series, including:

     . the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding);

     . whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

     . the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

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

     . the redemption rights and price or prices, if any, for shares of the series;

     . the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

     . the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

     . whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, that adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

     . restrictions on the issuance of shares of the same series or of any other class or series; and

     .    the voting rights, if any, of the holders of shares of that series.

     The prospectus supplement will specify any terms of any series of preferred stock offered by it. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

     We believe that the ability of our board of directors to issue one or more series of preferred stock from our undesignated preferred stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Common Stock

     Sonic's Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights of the Class B common stock and as required by law, as discussed more fully below.

     Voting Rights; Conversion of Class B Common Stock to Class A Common Stock

     The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Sonic. Holders of Class B common stock are entitled to 10 votes per share except as described below. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by Delaware law. There is no cumulative voting with respect to the election of directors.

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

     In the event any shares of Class B common stock held by a member of the Smith Group (as defined below) are transferred outside of the Smith Group, such shares will automatically be converted into shares of Class A common stock. In addition, if the total number of shares of common stock held by members of the Smith Group is less than 15% of the total number of shares of common stock outstanding, all of the outstanding shares of Class B common stock automatically will be reclassified as Class A common stock. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A common stock must be identical to that received by holders of Class B common stock, except that in any such transaction in which shares of common stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ between our classes of common stock.

     Notwithstanding the foregoing, the holders of Class A common stock and Class B common stock vote as a single class, with each share of each Class entitled to one vote per share, with respect to any transaction proposed or approved by the board of directors of Sonic or proposed by or on behalf of holders of the Class B common stock or as to which any member of the Smith Group or any affiliate thereof has a material financial interest other than as a then existing stockholder of Sonic constituting a

     .    "going private" transaction;

     . sale or other disposition of all or substantially all of Sonic's asset; or

     . sale or transfer that would cause the nature of Sonic's business to be no longer primarily oriented toward automobile dealership operations and related activities, or merger or consolidation of Sonic in which the holders of the common stock will own less than 50% of the common stock following such transaction.

     A "going private" transaction is defined as any "Rule l3e-3 Transaction," as such term is defined in Rule l3e-3 promulgated under the Securities Exchange Act of 1934. An "affiliate" is defined as (a) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with any member of the Smith Group, (b) any corporation or organization (other than Sonic or a majority-owned subsidiary of Sonic) of which any member of the Smith Group is an officer, partner or is, directly or indirectly, the beneficial owner of 10% or more of any Class of voting securities, or in which any member of the Smith Group has a substantial beneficial interest, (c) a voting trust or similar arrangement pursuant to which any member of the Smith Group generally controls the vote of the shares of common stock held by or subject to such trust or arrangement, (d) any other trust or estate in which any member of the Smith Group has a substantial beneficial interest or as to which any member of the Smith Group serves as trustee or in a similar fiduciary capacity or (e) any relative or spouse of any member of the Smith Group or any relative of such spouse, who has the same residence as any member of the Smith Group.

     As used in this prospectus, the term the "Smith Group" consists of the following persons:

     . Mr. O. Bruton Smith and his guardian, conservator, committee, or attorney-in-fact;

     . William S. Egan and his guardian, conservator, committee, or attorney-in-fact;

     . each lineal descendant of Messrs. Smith and Egan (a "Descendant") and their respective guardians, conservators, committees or attorneys-in-fact; and

     .    each "Family Controlled Entity."

     The term "Family Controlled Entity" means (a) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned by members of the Smith Group; (c) any partnership if at least 80% of the value of the partnership interests are owned by members of the Smith Group; and (d) any limited liability or similar company if at least 80% of the value of the company is owned by members of the Smith Group.

     Under Sonic's charter and Delaware law, the holders of Class A common stock and/or Class B common stock are each entitled to vote as a separate class, as applicable, with respect to any amendment to Sonic's Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or

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

decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such Class so as to affect such Class adversely.

     Dividends

     Holders of the Class A common stock and the Class B common stock are entitled to receive ratably such dividends, if any, as are declared by our Board of Directors out of funds legally available for that purpose. An additional requirement is that dividends paid in shares of Class A common stock shall be paid only to holders of Class A common stock, and dividends paid in shares of Class B common stock shall be paid only to holders of Class B common stock. Sonic's charter provides that if there is any dividend, subdivision, combination or reclassification of either Class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other Class of common stock must be made at the same time.

     Other Rights

     Stockholders of Sonic have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Sonic, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any Class of common stock are subject to a redemption or a sinking fund.

Delaware Law, Certain Charter and Bylaw Provisions

     Certain provisions of Delaware Law and of Sonic's charter and bylaws, summarized in the following paragraphs, may be considered to have an antitakeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

     Delaware Antitakeover Law. Sonic is subject to the provisions of Delaware law, including Section 203. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder unless: (a) prior to such date, the Board of Directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder; or (b) upon becoming an interested stockholder, the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (c) subsequent to such date, the business combination is approved by both the Board of Directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, Sonic to date has not made this election.

     Classified Board of Directors. Sonic's bylaws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. Classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a takeover bid for Sonic. Moreover, under Delaware law, in the case of a corporation having a classified board of directors, the stockholders may remove a director only for cause. This provision, when coupled with the provision of the bylaws authorizing only the board of directors to fill vacant directorships, will preclude stockholders of Sonic from removing incumbent directors without cause, simultaneously gaining control of the Board of Directors by filling the vacancies with their own nominees.

     Special Meetings of Stockholders. Sonic's bylaws provide that special meetings of stockholders may be called only by the Chairman or by the Secretary or any Assistant Secretary at the request in writing of a majority of Sonic's Board of Directors. Sonic's bylaws also provide that no action required to be taken or that may be taken at any annual or special meeting of stockholders may be taken without a meeting; the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. These provisions may make it more difficult for stockholders to take action opposed by the Board of Directors.

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

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Sonic's bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of Sonic, (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and, (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our bylaws also specify certain requirements for a stockholder's notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

     Conflict of Interest Procedures. Sonic's charter contains provisions providing that transactions between Sonic and its affiliates must be no less favorable to Sonic than would be available in transactions involving arms' length dealing with unrelated third parties. Moreover, any such transaction involving aggregate payments in excess of $500,000 must be approved by a majority of Sonic's directors and a majority of Sonic's independent directors. Otherwise, Sonic must obtain an opinion as to the financial fairness of the transactions to be issued by an investment banking or appraisal firm of national standing.

Limitation of Liability of Officers and Directors

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     . for any breach of the officer's or director's duty of loyalty to us or our stockholders,

     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law, or

     . for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited us and our stockholders.

     Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

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     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Sonic pursuant to the foregoing provisions, Sonic has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

     Our transfer agent and registrar of our common stock is Wachovia Bank, N.A.

                             DESCRIPTION OF WARRANTS

     We may issue Class A common stock warrants for the purchase of our Class A common stock. Class A common stock warrants are referred to in this prospectus as "Warrants." Warrants may be issued independently or together with any Class A common stock, preferred stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from the Class A common stock, preferred stock or Debt Securities.

     Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the Warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of Warrants.

     The following description summarizes the general terms of the form of warrant agreements and warrant certificates, which have been filed as exhibits to the registration statement of which this prospectus forms a part. You should read the warrant agreement and warrant certificates for provisions summarized below and others that may be important to you.

General

     The prospectus supplement relating to a particular series of warrants will include the specific forms of the series, including, where applicable, the following:

     .    the title of the Warrants;

     .    the offering price;

     . the currency or currency units in which the purchase price for offered Warrants may be payable;

     . the number of shares of Class A common stock purchasable upon the exercise of a Warrant;

     .    the redemption or call provisions, if any, applicable to the Warrants:

     . the date on and after which the Warrants and the related shares of Class A common stock or preferred stock or the related Debt Securities will be separately transferable;

     . the price and currency or currency units at which the shares of Class A common stock, as the case may be, may be purchased upon exercise;

     . the date on which the right to exercise the Warrants begins and the date on which the right to exercise expires (the "expiration date");

     . the minimum and maximum amount of Warrants that may be exercised at any one time;

     .    the antidilution provisions of the Warrants, if any;

     . United States federal income tax consequences applicable to that Warrant;

     . whether the Warrants represented by the warrant certificates will be issued in registered or bearer form;

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

     .    procedures for cashless exercise, if any, for the Warrants; and

     . any other terms of the Warrants, including terms, procedures and limitations relating to exchange and exercise of the Warrants.

Transfers and Exchange

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent. We may specify other offices where these activities may be conducted in an applicable prospectus supplement. Before the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of Class A common stock, as applicable, purchasable upon exercise. This means holders of Warrants will not have the right to receive payments of dividends, if any, on the Class A common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise

     Each Warrant will entitle its holder to purchase the number of shares of Class A common stock at the exercise price that is set forth in, or calculable from, the applicable prospectus supplement. Holders will be able to exercise Warrants at any time up to the time on the expiration date set forth in the applicable prospectus supplement. After that time, or a later date to which such expiration date may be extended by us, unexercised Warrants will become void.

     Holders will be able to exercise Warrants by delivering to the warrant agent at its corporate trust office warrant certificates properly completed and paying the exercise price. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the shares of Class A common stock issuable upon that exercise. If fewer than all of the Warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining number of Warrants.

                        CERTAIN MANUFACTURER RESTRICTIONS

     Under agreements between Sonic and certain manufacturers, Sonic has agreed to provide the statement provided below:

          No automobile manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No automobile manufacturer or distributor has been authorized to make any statements or representations in connection with the offering, and no automobile manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or for the offering.

     Under Sonic's Dealer Agreement with General Motors ("GM"), Sonic has agreed, among other things, to disclose the following provisions:

          Sonic will deliver to GM copies of all Schedules l3D and l3G, and all amendments thereto and terminations thereof, received by Sonic, within five days of receipt of such Schedules. If Sonic is aware of any ownership of its stock that should have been reported to it on Schedule l3D but that is not reported in a timely manner, it will promptly give GM written notice of such ownership, with any relevant information about the owner that Sonic possesses.

          If Sonic, through its board of directors or through stockholder action, proposes or if any person, entity or group sends Sonic a Schedule l3D, or any amendments thereto, disclosing (a) an agreement to acquire or the acquisition of aggregate ownership of more than 20% of the voting stock of Sonic and (b) Sonic, through its board of directors or through stockholder action, proposes or if any plans or proposals which relate to or would result in the following: (i) the acquisition by any person of more than 20% of the voting stock of Sonic other than for the purposes of ordinary passive investment; (ii) an extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving Sonic or a sale or

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

     transfer of a material amount of assets of Sonic and its subsidiaries;
     (iii) any change which, together with any changes made to the board of directors within the preceding year, would result in a change in control of the then current board of Sonic; or (iv) in the case of an entity that produces motor vehicles or controls or is controlled by or is under common control with an entity that either produces motor vehicles or is a motor vehicle franchiser, the acquisition by any person, entity or group of more than 20% of the voting stock of Sonic and any proposal by any such person, entity or group, through the Sonic board of directors or stockholder s action, to change the board of directors of Sonic, then, if such actions in GM's business judgment could have a material or adverse effect on its image or reputation in the GM dealerships operated by Sonic or be materially incompatible with GM's interests (and upon notice of GM's reasons for such judgment), Sonic has agreed that it will take one of the remedial actions set forth in the next paragraph within 90 days of receiving such Schedule l3D or such amendment.

          If Sonic is obligated under the previous paragraph to take remedial action, it will (a) transfer to GM or its designee, and GM or its designee will acquire the assets, properties or business associated with any GM dealership operated by Sonic at fair market value as determined in accordance with GM's dealership agreement with Sonic, or (b) provide evidence to GM that such person, entity or group no longer has such threshold level of ownership interest in Sonic or that the actions described in clause (b) of the previous paragraph will not occur.

          Should Sonic or its GM franchisee subsidiary enter into an agreement to transfer the assets of the GM franchisee subsidiary to a third party, the right of first refusal described in the GM dealer agreement shall apply to any such transfer.

                              PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers, including existing stockholders in a rights offering.

By Underwriters

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters may, from time to time, effect transactions that stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market, such stabilizing activities, if commenced, may be discontinued at any time.

By Agents

     Securities may also be sold through agents. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

Direct Sales; Rights Offerings

     Securities may also be sold directly. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our security holders.

Delayed Delivery Arrangements

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

     Underwriters, brokers, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts, concessions or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. Sonic cannot presently estimate the amount of such compensation.

     Underwriters, brokers, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

     The validity of the securities issuable under this prospectus will be passed upon for Sonic by Moore & Van Allen PLLC, Charlotte, North Carolina.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Sonic Automotive, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Except for the SEC Registration Fee, the following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by Sonic except as otherwise indicated.

SEC Registration fee ................................................  $ 27,600
Fees and expenses of accountants ....................................  $ 20,000
Fees and expenses of legal counsel ..................................  $ 25,000
Fees and expenses of Trustee ........................................  $ 25,000
Printing and engraving expenses .....................................  $  2,500
Miscellaneous .......................................................  $ 10,900

Total ...............................................................  $111,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

     Sonic's Bylaws effectively provide that Sonic shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, Sonic's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any actions, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Sonic under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.                      Description

1.1 (1)        Form of Underwriting Agreement (for equity securities).
1.2 (1)        Form of Underwriting Agreement (for debt securities).
1.3 (1)        Form of Selling Agency Agreement.
2.1 (2)        Asset Purchase Agreement dated as of January 11, 2002 by and among Sonic and The Donald E. Massey Revocable Trust (the
               "Trust") (incorporated by reference to Exhibit 2.1 to Sonic's
               Current Report on Form 8-K dated April 15, 2002 (the "Form
               8-K")).
2.2 (2)        Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust (incorporated by reference to Exhibit
               2.2 to the Form 8-K).
2.3 (3)        Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust (incorporated by reference to Exhibit
               2.3 to the Form 8-K).
4.l            Amended and Restated Certificate of Incorporation of Sonic
               (incorporated by reference to Exhibit 3.1 to Sonic's Registration
               Statement on Form S-1 (Reg. No. 333-33295) (the "Form S-1").
4.2            Certificate of Amendment to Sonic's Amended and Restated
               Certificate of Incorporation effective June 18, 1999
               (incorporated by reference to Exhibit 3.2 to Sonic's Annual
               Report on Form 10-K for the year ended December 31, 1999).
4.3            Bylaws of Sonic (incorporated by reference to Exhibit 3.4 to
               Sonic's Annual Report on Form 10-K for the year ended December
               31, 2001).
4.4            Specimen Certificate representing Class A common stock
               (incorporated by reference to Exhibit 4.1 to the Form S-1).
4.5            Form of Senior Indenture (incorporated by reference to Exhibit
               4.6 to Sonic's Registration Statement on Form S-3 (Reg. No.
               333-50430 and Reg. Nos. 333-50430-01 through 333-50430-G7)(the
               "Form S-3")).
4.6            Form of Subordinated Indenture (incorporated by reference to
               Exhibit 4.7 to the Form S-3).
4.7            Form of Senior Debt Securities (incorporated by reference to
               Exhibit 4.8 to the Form S-3).
4.8            Form of Subordinated Debt Securities (incorporated by reference to Exhibit 4.9 to the Form S-3).
5.1            Opinion of Moore & Van Allen PLLC regarding the legality of the securities being registered.
12.1           Computation of Ratio of Earnings to Fixed Charges.
23.1           Consent of Deloitte & Touche LLP.
23.3           Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).
24.l           Powers of Attorney (included in Signature Pages of Registration
               Statement).
25.l (3)       Form T-1 Statement of Eligibility and Qualification Under Trust
               Indenture Act of 1939 of Trustee.

----------
(1) To be filed as an exhibit to a Current Report on Form 8-K filed by Sonic, from time to time as an underwritten issuance of such securities is contemplated.

(2) Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

(3) To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

Item 17. Undertakings

(a)  The registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

               provided, however, that the undertakings set forth in paragraphs
               --------- -------
               (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Sonic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Sonic's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
     Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(6) (2) of the TIA.
                                      II-3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                      SONIC AUTOMOTIVE, INC.


                      By:  /s/ Theodore M. Wright
                         -------------------------------------------------------
                           Theodore M. Wright
                           Chief Financial Officer, Vice President and Treasurer

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                        Title                         Date
        ---------                        -----                         ----


  /s/ O. Bruton Smith        Chairman, Chief Executive Officer    April 19, 2002
--------------------------   and Director (principal executive
  O. Bruton Smith            officer)


                             Vice Chairman and Director           April   , 2002
--------------------------                                              --
  Thomas A. Price


  /s/ B. Scott Smith         President, Chief Operating Officer   April 19, 2002
--------------------------   and Director
  B. Scott Smith


  /s/ Theodore M. Wright     Chief Financial Officer (principal   April 19, 2002
--------------------------   financial and accounting officer),
  Theodore M. Wright         Vice President, Treasurer and
                             Director


  /s/ Jeffrey C. Rachor      Executive Vice President of Retail   April 19, 2002
--------------------------   Operations and Director
  Jeffrey C. Rachor

  /s/ William R. Brooks      Director                             April 19, 2002
--------------------------
  William R. Brooks


  /s/ William P. Benton      Director                             April 19, 2002
--------------------------
  William P. Benton


                             Director                             April   , 2002
--------------------------                                             --
  William I. Belk


  /s/ H. Robert Heller       Director                             April 17, 2002
--------------------------
  H. Robert Heller


                             Director                             April   , 2002
--------------------------                                             --
  Maryann N. Keller


  /s/ Robert L. Rewey        Director                             April 19, 2002
--------------------------
  Robert L. Rewey


                             Director                             April   , 2002
--------------------------                                             --
  Thomas P. Capo

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                      ARNGAR, INC.
                                      AUTOBAHN, INC.
                                      AVALON FORD, INC.
                                      CAPITOL CHEVROLET AND IMPORTS, INC.
                                      COBB PONTIAC CADILLAC, INC.
                                      FA SERVICE CORPORATION
                                      FAA AUTO FACTORY, INC.
                                      FAA BEVERLY HILLS, INC.
                                      FAA CAPITOL F, INC.
                                      FAA CONCORD H, INC.
                                      FAA CONCORD N, INC.
                                      FAA DUBLIN N, INC.
                                      FAA DUBLIN VWD, INC.
                                      FAA HOLDING CORP.
                                      FAA MARIN D, INC.
                                      FAA MARIN F, INC.
                                      FAA MARIN LR, INC.
                                      FAA POWAY D, INC.
                                      FAA POWAY G, INC.
                                      FAA POWAY H, INC.
                                      FAA SANTA MONICA V, INC.
                                      FAA SERRAMONTE H, INC.
                                      FAA SERRAMONTE, INC.
                                      FAA STEVENS CREEK, INC.
                                      FAA TORRANCE CPJ, INC.
                                      FORT MILL FORD, INC.
                                      FRANCISCAN MOTORS, INC.
                                      FRONTIER OLDSMOBILE-CADILLAC, INC.
                                      HMC FINANCE ALABAMA, INC.
                                      KRAMER MOTORS INCORPORATED
                                      L DEALERSHIP GROUP, INC.
                                      MARCUS DAVID CORPORATION
                                      RIVERSIDE NISSAN, INC.
                                      ROYAL MOTOR COMPANY, INC.
                                      SANTA CLARA IMPORTED CARS, INC.
                                      SMART NISSAN, INC.
                                      SONIC AUTOMOTIVE - 1400 AUTOMALL DRIVE,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE - 1455 AUTOMALL DRIVE,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE - 1495 AUTOMALL DRIVE,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE - 1500 AUTOMALL DRIVE,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE - 3700 WEST BROAD STREET,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE - 4000 WEST BROAD STREET,
                                      COLUMBUS, INC.
                                      SONIC AUTOMOTIVE 2424 LAURENS RD.,
                                         GREENVILLE, INC.
                                      SONIC AUTOMOTIVE 2752 LAURENS RD.,
                                         GREENVILLE, INC.

                                      Sonic - Bethany H, Inc.
                                      SONIC - BUENA PARK H, INC.
                                      SONIC - CAPITAL CHEVROLET, INC.
                                      SONIC - CARSON F, INC.
                                      SONIC - CARSON LM, INC.
                                      SONIC - CLASSIC DODGE, INC.
                                      Sonic - COAST CADILLAC, INC.
                                      SONIC - DOWNEY CADILLAC, INC.
                                      SONIC - ENGLEWOOD M, INC.
                                      SONIC ESTORE, INC.
                                      SONIC - FORT MILL CHRYSLER JEEP, INC.
                                      SONIC - FORT MILL DODGE, INC.
                                      SONIC - GLOVER, INC.
                                      SONIC - HARBOR CITY H, INC.
                                      SONIC - LONE TREE CADILLAC, INC.
                                      SONIC - MANHATTAN FAIRFAX, INC.
                                      SONIC - MANHATTAN WALDORF, INC.
                                      SONIC - MASSEY CHEVROLET, INC.
                                      SONIC - MASSEY PONTIAC BUICK GMC, INC.
                                      SONIC - MONTGOMERY FLM, INC.
                                      SONIC - NEWSOME CHEVROLET WORLD, INC.
                                      SONIC - NEWSOME OF FLORENCE, INC.
                                      SONIC - NORTH CHARLESTON, INC.
                                      SONIC - NORTH CHARLESTON DODGE, INC.
                                      SONIC - RIVERSIDE, INC.
                                      SONIC - RIVERSIDE AUTO FACTORY, INC.
                                      SONIC - ROCKVILLE IMPORTS, INC.
                                      SONIC - ROCKVILLE MOTORS, INC.
                                      SONIC - STEVENS CREEK B, INC.
                                      SONIC - WEST COVINA T, INC.
                                      SONIC - WEST RENO CHEVROLET, INC.
                                      SONIC - WILLIAMS BUICK, INC.
                                      SONIC - WILLIAMS CADILLAC, INC.
                                      SONIC - WILLIAMS IMPORTS, INC.
                                      SPEEDWAY CHEVROLET, INC.
                                      STEVENS CREEK CADILLAC, INC.
                                      TOWN AND COUNTRY FORD, INCORPORATED
                                      TRANSCAR LEASING, INC.
                                      VILLAGE IMPORTED CARS, INC.
                                      WINDWARD, INC.


                                      By:  /s/ Theodore M. Wright
                                         ---------------------------------------
                                           Theodore M. Wright
                                           Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                          Title                       Date
        ---------                          -----                       ----


  /s/ O. Bruton Smith        President and Director (principal    April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Director          April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                       FIRSTAMERICA AUTOMOTIVE, INC.


                                       By:  /s/ Theodore M. Wright
                                          --------------------------------------
                                            Theodore M. Wright
                                            Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                          Title                       Date
        ---------                          -----                       ----


  /s/ O. Bruton Smith        Chairman, Chief Executive Officer    April 19, 2002
--------------------------   and Director (principal executive
  O. Bruton Smith            officer)


  /s/ B. Scott Smith         President and Director               April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                           FREEDOM FORD, INC.
                           SONIC AUTOMOTIVE - BONDESEN, INC.
                           SONIC AUTOMOTIVE - CLEARWATER, INC.
                           SONIC AUTOMOTIVE COLLISION CENTER OF
                              CLEARWATER, INC.
                           SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB,
                              INC.
                           SONIC AUTOMOTIVE - 1720 MASON AVE., DB, INC.
                           SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB,
                              INC.
                           SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N., INC. SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH,
                              INC.
                           SONIC AUTOMOTIVE - 6008 N. DALE MABRY, FL,
                              INC.
                           SONIC - FM, INC.
                           SONIC - FM VW, INC.
                           SONIC - FREELAND, INC.
                           SONIC - LLOYD NISSAN, INC.
                           SONIC - LLOYD PONTIAC - CADILLAC, INC.
                           SONIC - NORTH CADILLAC, INC.
                           SONIC - SANFORD CADILLAC, INC.
                           SONIC - SHOTTENKIRK, INC.


                           By:    /s/ Theodore M. Wright
                               -------------------------------------------------
                                  Theodore M. Wright
                                  Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                            Title                      Date
       ---------                            -----                      ----


  /s/ O. Bruton Smith        Director                             April 19, 2002
--------------------------
  O. Bruton Smith


  /s/ B. Scott Smith         President and Director (principal    April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                    SONIC AUTOMOTIVE - 9103 E. INDEPENDENCE, NC,
                                       LLC
                                    SONIC DEVELOPMENT, LLC
                                    SONIC -LAKE NORMAN CHRYSLER JEEP, LLC
                                    SONIC - LAKE NORMAN DODGE, LLC
                                    SONIC - WILLIAMS MOTORS, LLC
                                    SRE HOLDING, LLC
                                    SRE ALABAMA-2, LLC
                                    SRE ALABAMA-3, LLC
                                    SREALESTATE ARIZONA-1, LLC
                                    SREALESTATE ARIZONA-2, LLC
                                    SREALESTATE ARIZONA-3, LLC
                                    SREALESTATE ARIZONA-4, LLC
                                    SRE SOUTH CAROLINA-2, LLC
                                    SRE SOUTH CAROLINA-3, LC
                                    SRE SOUTH CAROLINA-4, LLC
                                    SRE TENNESSEE-1, LLC
                                    SRE TENNESSEE-2, LLC
                                    SRE TENNESSEE-3, LLC
                                    SRE VIRGINIA-1, LLC


                                     By:    /s/ Theodore M. Wright
                                         ---------------------------------------
                                            Theodore M. Wright
                                            Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                          Title                       Date
        ---------                          -----                       ----


  /s/ O. Bruton Smith        President and Manager (principal     April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Manager           April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Manager
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                     SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC
                                     SONIC - FM AUTOMOTIVE, LLC
                                     SRE FLORIDA-1, LLC
                                     SRE FLORIDA-2, LLC
                                     SRE FLORIDA-3, LLC
                                     SRE NEVADA-1, LLC
                                     SRE NEVADA-2, LLC
                                     SRE NEVADA-3, LLC
                                     SRE NEVADA-4, LLC
                                     SRE NEVADA-5, LLC


                                     By:    /s/ Theodore M. Wright
                                         ---------------------------------------
                                            Theodore M. Wright
                                            Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                         Title                        Date
        ---------                         -----                        ----


  /s/ O. Bruton Smith        Manager                              April 19, 2002
--------------------------
  O. Bruton Smith


  /s/ B. Scott Smith         President and Manager (principal     April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Manager
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                        SONIC AUTOMOTIVE OF GEORGIA, INC.
                              On behalf of itself and the following entities as General Partner:
                              SONIC - GLOBAL IMPORTS, L.P.
                              SONIC PEACHTREE INDUSTRIAL BLVD.,
                              L.P.
                              SRE GEORGIA-1, L.P.
                              SRE GEORGIA-2, L.P.
                              SRE GEORGIA-3, L.P.


                        By: /s/ Theodore M. Wright
                            ----------------------------------------------------
                            Theodore M. Wright
                            Vice President

                            POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                         Title                        Date
        ---------                         -----                        ----


  /s/ O. Bruton Smith        President (principal executive       April 19, 2002
--------------------------   officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Director          April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ Peggy McFarland        Assistant Secretary, Assistant       April 19, 2002
--------------------------   Treasurer and Director
  Peggy McFarland

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                        SONIC OF TEXAS, INC.
                              On behalf of itself and the following entities as General Partner:
                              PHILPOTT MOTORS, LTD.
                              SONIC AUTOMOTIVE OF TEXAS, L.P.
                              SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P.
                              SONIC AUTOMOTIVE - 4701 I-10 EAST, TX, L.P.
                              SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P.
                              SONIC - CADILLAC D, L.P.
                              SONIC - CAMP FORD, L.P.
                              SONIC - CARROLLTON V, L.P.
                              SONIC - FORT WORTH T, L.P.
                              SONIC - HOUSTON V, L.P.
                              SONIC - LUTE RILEY, L.P.
                              SONIC - MASSEY CADILLAC, L.P.
                              SONIC - READING, L.P.
                              SONIC - RICHARDSON F, L.P.
                              SONIC - SAM WHITE NISSAN, L.P.
                              SONIC - UNIVERSITY PARK A, L.P.
                              SRE TEXAS-1, L.P.
                              SRE TEXAS-2, L.P.
                              SRE TEXAS-3, L.P.
                              SRE TEXAS-4, L.P.
                              SRE TEXAS-5, L.P.
                              SRE TEXAS-6, L.P.
                              SRE TEXAS-7, L.P.
                              SRE TEXAS-8, L.P.


                        By: /s/ Theodore M. Wright
                            ----------------------------------------------------
                            Theodore M. Wright
                            Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                         Title                        Date
        ---------                         -----                        ----


  /s/ O. Bruton Smith        President (principal executive       April 19, 2002
--------------------------   officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Director          April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ Roger A. Elswick       Assistant Secretary, Assistant       April 19, 2002
--------------------------   Treasurer and Director
  Roger A. Elswick

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                SONIC - VOLVO LV, LLC


                                                By: /s/ Theodore M. Wright
                                                    ----------------------------
                                                    Theodore M. Wright
                                                    Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     Signature                           Title                         Date
     ---------                           -----                         ----


  /s/ O. Bruton Smith        Chief Executive Officer (principal   April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         President and Manager                April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Manager
  Theodore M. Wright


  /s/ Jeffrey C. Rachor      Manager                              April 19, 2002
--------------------------
  Jeffrey C. Rachor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                               SONIC - INTEGRITY DODGE LV, LLC
                                               SONIC - LAS VEGAS C EAST, LLC
                                               SONIC - LAS VEGAS C WEST, LLC


                                               By: /s/ Theodore M. Wright
                                                   -----------------------------
                                                   Theodore M. Wright
                                                   Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                         Title                        Date
        ---------                         -----                        ----


  /s/ O. Bruton Smith        Chief Executive Officer (principal   April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         President and Manager                April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Manager
  Theodore M. Wright


  /s/ Jeffrey C. Rachor      Manager                              April 19, 2002
--------------------------
  Jeffrey C. Rachor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                            SONIC AUTOMOTIVE OF TENNESSEE, INC.


                                            By: /s/ Theodore M. Wright
                                                --------------------------------
                                                Theodore M. Wright
                                                Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ B. Scott Smith         President, Chief Executive Officer   April 19, 2002
--------------------------   and Director (principal executive
  B. Scott Smith             officer)


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ Jeffrey C. Rachor      Director                             April 19, 2002
--------------------------
  Jeffrey C. Rachor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                 SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC.


                                 By: /s/ Theodore M. Wright
                                     -------------------------------------------
                                     Theodore M. Wright
                                     Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                       Title                           Date
       ---------                       -----                           ----


  /s/ B. Scott Smith         President and Director (principal    April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ Jeffrey C. Rachor      Director                             April 19, 2002
--------------------------
  Jeffrey C. Rachor

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                FAA CAPITOL N, INC.
                                                FAA CONCORD T, INC.
                                                FAA POWAY T, INC.
                                                FAA SAN BRUNO, INC.
                                                FAA SERRAMONTE L, INC.


                                                By: /s/ Theodore M. Wright
                                                    ----------------------------
                                                    Theodore M. Wright
                                                    Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                          Title                        Date
       ---------                          -----                        ----


  /s/ O. Bruton Smith        President and Director (principal    April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Director          April 19, 2002
--------------------------
  B. Scott Smith


                             Vice President, Treasurer, and
  /s/ Theodore M. Wright     Director                             April 19, 2002
--------------------------
  Theodore M. Wright


  /s/ Thomas A. Price        Vice President and Director          April 19, 2002
--------------------------
  Thomas A. Price

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                FAA LAS VEGAS H, INC.


                                                By: /s/ Theodore M. Wright
                                                    ----------------------------
                                                    Theodore M. Wright
                                                    Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ O. Bruton Smith        Chairman, Chief Executive Officer    April 19, 2002
--------------------------   and Director (principal executive
  O. Bruton Smith            officer)


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ David Plummer          Assistant Secretary and Director     April 19, 2002
--------------------------
  David Plummer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                              SONIC AUTOMOTIVE OF NEVADA, INC.


                                              By: /s/ Theodore M. Wright
                                                  ------------------------------
                                                  Theodore M. Wright
                                                  Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     Signature                             Title                         Date
     ---------                             -----                         ----


  /s/ O. Bruton Smith        Chief Executive Officer and Director   April 19, 2002
--------------------------   (principal executive officer)
  O. Bruton Smith


  /s/ Theodore M. Wright     Vice President and Director            April 19, 2002
--------------------------
  Theodore M. Wright


  /s/ David Plummer          Assistant Secretary, Treasurer and     April 19, 2002
--------------------------   Director
  David Plummer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                               SONIC RESOURCES, INC.


                                               By: /s/ Theodore M. Wright
                                                   -----------------------------
                                                   Theodore M. Wright
                                                   Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                          Title                        Date
       ---------                          -----                        ----


  /s/ B. Scott Smith         President and Director (principal    April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ David Plummer          Assistant Secretary, Assistant       April 19, 2002
--------------------------   Treasurer and Director
  David Plummer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                              SONIC AUTOMOTIVE F&I, LLC
                                              SONIC AUTOMOTIVE WEST, LLC


                                              By: /s/ Theodore M. Wright
                                                  ------------------------------
                                                  Theodore M. Wright
                                                  Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                           Title                           Date
      ---------                           -----                           ----


  /s/ O. Bruton Smith        Chairman and Chief Executive            April 19, 2002
--------------------------   Officer (principal executive officer)
  O. Bruton Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and          April 19, 2002
--------------------------   Manager
  Theodore M. Wright


  /s/ Gail M. Syfert         Assistant Secretary, Assistant          April 19, 2002
--------------------------   Treasurer and Manager
  Gail M. Syfert


  /s/ David Plummer          Assistant Secretary, Assistant          April 19, 2002
--------------------------   Treasurer and Manager
  David Plummer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                            MASSEY CADILLAC, INC.
                                            SONIC - CAPITOL CADILLAC, INC.
                                            SONIC - PLYMOUTH CADILLAC, INC.


                                            By: /s/ Theodore M. Wright
                                                --------------------------------
                                                Theodore M. Wright
                                                Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                           Title                        Date
      ---------                           -----                        ----


  /s/ B. Scott Smith         President and Director (principal    April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ David Plummer          Assistant Secretary and Director     April 19, 2002
--------------------------
  David Plummer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                MASSEY CADILLAC, INC.


                                                By: /s/ Theodore M. Wright
                                                    ----------------------------
                                                    Theodore M. Wright
                                                    Vice President

                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ B. Scott Smith         President and Director (principal    April 19, 2002
--------------------------   executive officer)
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer, and       April 19, 2002
--------------------------   Director
  Theodore M. Wright


  /s/ Roger Elswick          Director                             April 19, 2002
--------------------------
  Roger Elswick

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                   SRE CALIFORNIA-1, LLC
                                                   SRE CALIFORNIA-2, LLC
                                                   SRE CALIFORNIA-3, LLC
                                                   SRE CALIFORNIA-4, LLC
                                                   SRE CALIFORNIA-5, LLC
                                                   SRE CALIFORNIA-6, LLC
                                                   SRE MICHIGAN-1, LLC
                                                   SRE MICHIGAN-2, LLC
                                                   SRE MICHIGAN-3, LLC
                                                   SRE SOUTH CAROLINA-3, LLC
                                                   SRE SOUTH CAROLINA-4, LLC


                                                   By: /s/ Theodore M. Wright
                                                       -------------------------
                                                       Theodore M. Wright
                                                       Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                         Title                         Date
       ---------                         -----                         ----


  /s/ O. Bruton Smith        Chief Executive Officer and          April 19, 2002
--------------------------   Manager (principal executive
  O. Bruton Smith            officer)


  /s/ B. Scott Smith         President and Manager                April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Manager
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                         SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
                                         SONIC AUTOMOTIVE OF NASHVILLE, LLC
                                         SONIC AUTOMOTIVE - 249O SOUTH LEE
                                         HIGHWAY, LLC
                                         SONIC AUTOMOTIVE - 6025 INTERNATIONAL
                                         DRIVE, LLC
                                         SONIC - 2185 CHAPMAN ROAD, CHATTANOOGA,
                                         LLC
                                         SONIC - CREST CADILLAC, LLC
                                         SONIC - CREST H, LLC
                                         SONIC - SUPERIOR OLDSMOBILE, LLC
                                         TOWN AND COUNTRY FORD OF CLEVELAND, LLC
                                         TOWN AND COUNTRY JAGUAR, LLC


                                         By: /s/ Theodore M. Wright
                                             -----------------------------------
                                             Theodore M. Wright
                                             Vice President

                                POWER OF ATTORNEY

     Each of the undersigned governors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ Jeffrey C. Rachor      Chief Manager and Governor           April 19, 2002
--------------------------
  Jeffrey C. Rachor


  /s/ O. Bruton Smith        President                            April 19, 2002
--------------------------
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Governor          April 19, 2002
--------------------------
  B. Scott Smith

  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Governor
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                         SONIC - LS, LLC
                         On behalf of itself and the following entity as General Partner
                         SONIC - LS CHEVROLET, L.P.
                         SRE SOUTH CAROLINA - 2, LLC
                         SRE TENNESSEE-1, LLC
                         SRE TENNESSEE-2, LLC
                         SRE TENNESSEE-3, LLC
                         SRE VIRGINIA-1, LLC


                         By: /s/ Theodore M. Wright
                             ---------------------------------------------------
                             Theodore M. Wright
                             Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ O. Bruton Smith        President and Manager (principal     April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Manager           April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Manager
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                                SONIC AUTOMOTIVE 5260 PEACHTREE
                                                INDUSTRIAL BLVD., LLC


                                                By: /s/ Theodore M. Wright
                                                    ----------------------------
                                                    Theodore M. Wright
                                                    Vice President

                                POWER OF ATTORNEY

     Each of the undersigned governors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ O. Bruton Smith        President and Governor (principal    April 19, 2002
--------------------------   executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Governor          April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Governor
  Theodore M. Wright

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                               SONIC AUTOMOTIVE - 5585 PEACHTREE
                                               INDUSTRIAL BLVD., LLC


                                               By: /s/ Theodore M. Wright
                                                   -----------------------------
                                                   Theodore M. Wright
                                                   Vice President

                                POWER OF ATTORNEY

     Each of the undersigned governors and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                           Title                       Date
       ---------                           -----                       ----


  /s/ O. Bruton Smith        President (principal executive       April 19, 2002
--------------------------   officer)
  O. Bruton Smith


  /s/ B. Scott Smith         Vice President and Governor          April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and        April 19, 2002
--------------------------   Governor
  Theodore M. Wright


  /s/ Peggy McFarland        Assistant Secretary, Assistant       April 19, 2002
--------------------------   Treasurer and Governor
  Peggy McFarland

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on April 19, 2002.

                                       SONIC AUTOMOTIVE SERVICING COMPANY, LLC


                                       By: /s/ Theodore M. Wright
                                           -------------------------------------
                                           Theodore M. Wright
                                           Vice President

                                POWER OF ATTORNEY

     Each of the undersigned managers and officers of the above named Registrants, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                            Title                         Date
       ---------                            -----                         ----


  /s/ O. Bruton Smith        Chairman and Chief Executive            April 19, 2002
--------------------------   Officer (principal executive officer)
  O. Bruton Smith


  /s/ B. Scott Smith         President                               April 19, 2002
--------------------------
  B. Scott Smith


  /s/ Theodore M. Wright     Vice President, Treasurer and           April 19, 2002
--------------------------   Manager
  Theodore M. Wright


  /s/ Gail M. Syfert         Assistant Secretary, Assistant          April 19, 2002
--------------------------   Treasurer and Manager
  Gail M. Syfert


  /s/ David Plummer          Assistant Secretary, Assistant          April 19, 2002
--------------------------   Treasurer and Manager
  David Plummer

                                  EXHIBIT INDEX

Exhibit No.                     Description

1.1 (1)        Form of Underwriting Agreement (for equity securities).
1.2 (1)        Form of Underwriting Agreement (for debt securities).
1.3 (1)        Form of Selling Agency Agreement.
2.1 (2)        Asset Purchase Agreement dated as of January 11, 2002 by and among Sonic and The Donald E. Massey Revocable Trust (the
               "Trust") (incorporated by reference to Exhibit 2.1 to Sonic's
               Current Report on Form 8-K dated April 15, 2002 (the "Form
               8-K")).
2.2 (2)        Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust (incorporated by reference to Exhibit
               2.2 to the Form 8-K).
2.3 (3)        Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust (incorporated by reference to Exhibit
               2.3 to the Form 8-K).
4.l            Amended and Restated Certificate of Incorporation of Sonic
               (incorporated by reference to Exhibit 3.1 to Sonic's Registration
               Statement on Form S-1 (Reg. No. 333-33295) (the "Form S-1").
4.2            Certificate of Amendment to Sonic's Amended and Restated
               Certificate of Incorporation effective June 18, 1999
               (incorporated by reference to Exhibit 3.2 to Sonic's Annual
               Report on Form 10-K for the year ended December 31, 1999).
4.3            Bylaws of Sonic (incorporated by reference to Exhibit 3.4 to
               Sonic's Annual Report on Form 10-K for the year ended December
               31, 2001).
4.4            Specimen Certificate representing Class A common stock
               (incorporated by reference to Exhibit 4.1 to the Form S-1).
4.5            Form of Senior Indenture (incorporated by reference to Exhibit
               4.6 to Sonic's Registration Statement on Form S-3 (Reg. No.
               333-50430 and Reg. Nos. 333-50430-01 through 333-50430-G7)(the
               "Form S-3")).
4.6            Form of Subordinated Indenture (incorporated by reference to
               Exhibit 4.7 to the Form S-3).
4.7            Form of Senior Debt Securities (incorporated by reference to
               Exhibit 4.8 to the Form S-3).
4.8            Form of Subordinated Debt Securities (incorporated by reference to Exhibit 4.9 to the Form S-3).
5.1            Opinion of Moore & Van Allen PLLC regarding the legality of the securities being registered.
12.1           Computation of Ratio of Earnings to Fixed Charges.
23.1           Consent of Deloitte & Touche LLP.
23.3           Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).
24.l           Powers of Attorney (included in Signature Pages of Registration
               Statement).
25.l (3)       Form T-1 Statement of Eligibility and Qualification Under Trust
               Indenture Act of 1939 of Trustee.

----------
(1) To be filed as an exhibit to a Current Report on Form 8-K filed by Sonic, from time to time as an underwritten issuance of such securities is contemplated.

(2) Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

(3) To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.